As filed with the Securities and Exchange Commission on May 18, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas C. Stortz, Esq.

Executive Vice President and Chief Legal Officer

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.125% Senior Notes due 2008	$286,280,000 (1)	100%(2)(3)	$286,280,000(2)(3)	$33,696
11% Senior Notes due 2008	$11,100,000 (1)	100%(2)(3)	$11,100,000(2)(3)	$1,307
10.5% Senior Discount Notes due 2008	$24,130,000 (1)	100%(2)(3)	$24,130,000(2)(3)	$2,841
6% Convertible Subordinated Notes due 2009	$124,594,000 (1)	100%(3)(4)	$124,594,000(3)(4)	$14,665
6% Convertible Subordinated Notes due 2010	$56,610,000 (1)	100%(3)(4)	$56,610,000(3)(4)	$6,663
10% Convertible Senior Notes due 2011	$400,000,000 (1)	100%(3)(4)	$400,000,000(3)(4)	$47,080
Common Stock, $.01 par value per share	274,242,404 (5)	$1.62(6)	$260,496,307(6)	$30,661(6)

(1)	Represents the aggregate principal amount of the Notes issued by the Registrant to the selling securityholder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933.

(3)	Exclusive of accrued interest and distributions, if any.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	This number represents 160,800,189 shares of common stock beneficially owned by the selling securityholder (acting on behalf of its customers and institutional clients) plus 113,442,215, the number of shares of common stock that are issuable to the selling securityholder upon conversion of the convertible Notes registered hereby. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the Notes, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions.

(6)	With respect to the 160,800,189 shares of common stock beneficially owned by the selling securityholder only, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low reported sale prices per share of our common stock on May 13, 2005 as reported on the Nasdaq National Market. No additional consideration will be received for the shares of common stock issuable upon conversion of the convertible Notes, and, therefore, no registration fee is required pursuant to Rule 457(i) with respect to these shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change or be amended. We may not complete this offer and issue these securities until the Registration Statement filed with the Securities and Exchange Commission to which this prospectus relates is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2005

PROSPECTUS

LEVEL 3 COMMUNICATIONS, INC.

$286,280,000 Aggregate Principal Amount of 9.125% Senior Notes due 2008

$11,100,000 Aggregate Principal Amount of 11% Senior Notes due 2008

$24,130,000 Aggregate Principal Amount of 10.5% Senior Discount Notes due 2008

$124,594,000 Aggregate Principal Amount of 6% Convertible Subordinated Notes due 2009

$56,610,000 Aggregate Principal Amount of 6% Convertible Subordinated Notes due 2010

$400,000,000 Aggregate Principal Amount of 10% Convertible Senior Notes due 2011

160,800,189 Shares of Common Stock

and

113,442,215 Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

Holders of our 9.125% Senior Notes due 2008 (the “9.125% Notes”), 11% Senior Notes due 2008 (the “11% Notes”), 10.5% Senior Discount Notes due 2008 (the “10.5% Notes”), 6% Convertible Subordinated Notes due 2009 (the “2009 Convertible Subordinated Notes”), 6% Convertible Subordinated Notes due 2010 (the “2010 Convertible Subordinated Notes”), and 10% Convertible Senior Notes due 2011 (the “Convertible Senior Notes,” and together with the 9.125% Notes, the 11% Notes, the 10.5% Notes, the 2009 Convertible Subordinated Notes and the 2010 Convertible Subordinated Notes, the “Notes”) and 274,242,404 shares of our common stock (“Common Stock”), which includes 113,442,215 shares of Common Stock issuable upon conversion of certain of the Notes, named in this prospectus or in amendments or supplements to this prospectus may offer for sale the Notes and the Common Stock at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholder may sell the Notes or the Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the Notes or the Common Stock by the selling securityholder.

As of the date of this prospectus, the trading market for the Notes is limited. Our Common Stock currently trades on the Nasdaq National Market under the symbol “LVLT.” On May 17, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $1.66 per share.

Investing in our Common Stock or the Notes involves a high degree of risk. Please carefully consider the “ Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes and the Common Stock.

Market data used throughout this prospectus and the documents incorporated in this prospectus by reference, including information relating to our relative position in the industries in which we conduct our business, is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information (as such term is defined in the Private Securities Litigation Reform Act of 1995) that are based on the beliefs of our management as well as assumptions made by and information currently available to us. When used in this prospectus, the words “anticipate”, “believe”, “plans”, “estimate” and “expect” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document. These forward-looking statements include, among others, statements concerning:

•	our communications and information services business, its advantages and our strategy for continuing to pursue the business;

•	anticipated development and launch of new services in the communications portion of our business;

•	anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business;

•	growth and recovery of the communications and information services industry;

•	expectations as to our future revenue, margins, expenses and capital requirements; and

•	other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

•	develop new products and services that meet customer demands and generate acceptable margins;

•	increase the volume of traffic on our network;

•	overcome the softness in the economy given its disproportionate effect on the telecommunications industry;

•	integrate strategic acquisitions;

•	attract and retain qualified management and other personnel;

•	successfully complete commercial testing of new technology and information systems to support new products and services, including voice transmission services;

•	ability to meet all of the terms and conditions of our debt obligations;

•	overcome Software Spectrum’s reliance on financial incentives, volume discounts and marketing funds from software publishers;

•	reduce downward pressure of Software Spectrum’s margins as a result of the use of volume licensing and maintenance agreements; and

•	reduce rate of price compression on certain of our existing transport and IP services.

ii

Other factors are described under “Risk Factors” and in our filings with the SEC that are incorporated by reference in this prospectus.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or common stock. You should read the entire prospectus carefully, including “Risk Factors” and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus.

References in this prospectus to “Level 3,” “we,” “us,” “our,” and the “Company” refer to Level 3 Communications, Inc., a company incorporated in Delaware, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

Level 3 Communications, Inc.

Level 3 Communications, Inc., through its subsidiaries, engages primarily in the communications and information services businesses.

Communications Business

We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. The Company has created, generally by constructing its own assets, but also through a combination of purchasing and leasing facilities, the Level 3 network—an advanced, international, facilities based communications network. The Company has designed Level 3’s network to provide communications services, which employ and leverage rapidly improving underlying optical and Internet Protocol technologies.

Information Services Business

Software Spectrum. Through its Software Spectrum subsidiaries, collectively Software Spectrum, the Company is a global business-to-business software services provider with sales locations and operations located in North America, Europe and Asia/Pacific. Software Spectrum primarily sells software through licensing agreements, or right-to-copy arrangements, and full-packaged software products. Software Spectrum has established supply arrangements with major software publishers, including Adobe Systems, Citrix Systems, Computer Associates, IBM, McAfee, Microsoft, Novell, Sun Micro, Symantec and Trend Micro. Software Spectrum markets a full array of software titles for managing, enabling and securing business enterprises. The software products offered by Software Spectrum include all major desktop productivity applications, server platforms, operating systems and wireless applications, including strategic product categories for security storage and Web infrastructure.

(i) Structure. We currently offer, through our subsidiary (i)Structure, LLC, computer operations outsourcing to customers located primarily in the United States. (i)Structure is an information technology, or IT, infrastructure outsourcing company that provides managed computer infrastructure services across z/OS, OS/390, Series(TM), NT/UNIX(R) and Linux platforms in its data centers located in Omaha, Nebraska and Tempe, Arizona. Additionally, in some cases, (i)Structure operates equipment located on customer premises or in remote data center space, like colocation facilities. The Company enables businesses to outsource costly IT operations and benefit from secure, cost-effective, managed services that scale to meet changing needs.

Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at www.level3.com. The information on our website is not a part of this prospectus.

The Offering

The following is a brief summary of certain terms of each of the Notes. For a more complete description of the terms of the Notes, see “Description of Notes” in this prospectus.

9.125% Senior Notes due 2008, 11% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008

(each a series of “Senior Notes”)

Issuer	Level 3 Communications, Inc.

Securities Offered	$286,280,000 aggregate principal amount of 9.125% Senior Notes due 2008 (the “9.125% Notes”), $11,100,000 aggregate principal amount of 11% Senior Notes due 2008 (the “11% Notes”) and $24,130,000 aggregate principal amount at maturity of 10.5% Senior Discount Notes due 2008 (the “10.5% Notes”).

Maturity	May 1, 2008 for the 9.125% Notes, March 15, 2008 for the 11% Notes and December 1, 2008 for the 10.5% Notes.

Interest and Accreted Value

We will pay interest on the 9.125% Notes at a rate of 9.125% per year on May 1 and November 1 or each year. We will pay interest on the 11% Notes at a rate of 11% per year on March 15 and September 15 of each year.

The 10.5% Notes were issued at a discount to their aggregate principal amount at maturity. For a discussion of U.S. federal income tax treatment of the 10.5% Notes under the original issue discount rules, please refer to the section of this prospectus entitled “Certain United States Federal Income Tax Considerations.” The 10.5% Notes have accreted at a rate of 10.5% per year to an aggregate principal amount of $24,130,000 at December 1, 2003. Since December 1, 2003, we have paid cash interest on the 10.5% Notes at the rate of 10.5% per year on June 1 and December 1 of each year.

Ranking

The Senior Notes are our general unsecured unsubordinated obligations and will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The Senior Notes are effectively subordinated to all of our existing and future secured debt as to the assets securing such debt and are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of March 31, 2005:

•      Level 3 Communications, Inc. had an aggregate of approximately $730 million of secured debt consisting of its guarantee of borrowings under our credit facility; and

•      Level 3 Communications, Inc.’s subsidiaries had an aggregate of approximately $2.466 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

Sinking Fund	None.

Optional Redemption	We may not redeem the 11% Notes prior to their maturity. We may, at our option, redeem the 9.125% Notes and the 10.5% Notes, in whole or in part, at any time prior to their maturity at the redemption prices set forth under “Description of Senior Notes—Optional Redemption,” plus any accrued and unpaid interest (if any) on the redeemed notes to the redemption date.

Change of Control	If an event treated as a change of control occurs, you will have the right to require us to repurchase all or a portion of your Senior Notes at a price equal to 101% of the principal amount the Senior Notes, plus any accrued and unpaid interest (if any) to the purchase date. See “Description of Senior Notes—Certain Covenants—Change of Control Triggering Event.”

Covenants

The indentures for the Senior Notes limit our ability and the ability of our restricted subsidiaries to, among other things:

(1)    incur debt;

(2)    make various payments;

(3)    pay dividends and make other restricted payments and transfers;

(4)    create liens;

(5)    enter into certain transactions, including transactions with affiliates;

(6)    sell assets;

(7)    issue or sell capital stock of certain of our subsidiaries; and

(8)    in our case, consolidate, merge or sell substantially all of our assets.

Each of these limitations is subject to a number of important qualifications and exceptions. See “Description of Senior Notes—Certain Covenants.”

Book-Entry; Global Note	The Senior Notes are issued in fully registered form without coupons and in minimum denominations of $1,000. The Senior Notes are evidenced by a global note, in fully registered form and without coupons, deposited with the trustee for the Senior Notes, as custodian for DTC. Beneficial interests in the global note are shown on, and transfers will be effected only through, records maintained by DTC and its participants and indirect participants. See “Description of Senior Notes—Book-Entry System; Global Note.”

The Public Market for the Senior Notes is Limited

The Senior Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the Senior Notes on any securities exchange or automated quotation system. The current public trading market for the Senior Notes is limited and we cannot provide any assurances that a secondary trading market will exist or will be sufficiently liquid for you to sell your Senior Notes. See “Risk Factors—The public trading market for the Notes is limited, which could affect their market price or your ability to sell them.”

6% Convertible Subordinated Notes due 2009 and 6% Convertible Subordinated Notes due 2010

(each a series of “Convertible Subordinated Notes”)

Securities Offered	$124,594,000 aggregate principal amount of 6% convertible subordinated notes due 2009 (the “2009 Convertible Subordinated Notes”) and $56,610,000 aggregate principal amount of 6% convertible subordinated notes due 2010 (the “2010 Convertible Subordinated Notes”).

Maturity	The 2009 Convertible Subordinated Notes mature on September 15, 2009. The 2010 Convertible Subordinated Notes mature on March 15, 2010.

Interest	We pay interest on the 2009 Convertible Subordinated Notes and the 2010 Convertible Subordinated Notes at a rate of 6% per year on March 15 and September 15 of each year.

Conversion

The 2009 Convertible Subordinated Notes are convertible before the maturity date into shares of common stock initially at a rate of 15.3401 shares of common stock per $1,000 principal amount of Convertible Subordinated Notes, which is equal to a conversion price of approximately $65.19 per share, subject to adjustment in certain events.

The 2010 Convertible Subordinated Notes are convertible before the maturity date into shares of common stock initially at a rate of 7.416 shares of common stock per $1,000 principal amount of Convertible Subordinated Notes, which is equal to a conversion price of approximately $134.84 per share, subject to adjustment in certain events.

You may convert either series of Convertible Subordinated Notes at any time after their initial issuance and before the close of business on the business day immediately before their respective maturity date, at the conversion rate set forth above, unless previously repurchased by us or unless we have caused the conversion rights to expire as to either series of Convertible Subordinated Notes. If your Convertible Subordinated Notes are subject to repurchase, you will be entitled to convert the Convertible Subordinated Notes up to and including, but not after, the business day immediately before the date fixed for repurchase. If we have caused the conversion rights to expire, you will be entitled to convert the Convertible Subordinated Notes up to and including, but not after, the conversion expiration date.

See “Description of Convertible Subordinated Notes—Conversion Rights.”

Ranking

The Convertible Subordinated Notes are subordinated to present and future senior debt of Level 3. In addition, the Convertible Subordinated Notes are also effectively subordinated in right of payment to all indebtedness and other liabilities of our subsidiaries.

As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Senior Notes due 2011 that we consummated on April 4, 2005, Level 3 Communications,

Inc. would have had an aggregate of approximately $5.076 billion of outstanding senior debt, including $1.230 billion of its subsidiaries’ debt guaranteed by Level 3 Communications, Inc.

See “Description of Convertible Subordinated Notes—Subordination.”

Expiration of Conversion Rights	We may, at our option, cause the conversion rights of the Convertible Subordinated Notes to expire. We may exercise this option, with respect to each series of Convertible Subordinated Notes, only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the then current market price of common stock exceeded 140% of the conversion price of that series, subject to adjustment in certain circumstances. In order to exercise our option to cause the conversion rights to expire with respect to each series of Convertible Subordinated Notes, we must issue a press release and provide notice to you as provided in each of the Convertible Subordinated Notes’ indenture. See “Description of Convertible Subordinated Notes—Expiration of Conversion Rights.”

Repurchase at Option of Holders upon a Change of Control

Upon a change of control, holders have the right, subject to certain conditions and restrictions, to require us to repurchase all or a portion of the Convertible Subordinated Notes at 100% of the principal amount thereof, plus accrued interest to the repurchase date. We will pay the repurchase price in cash or, at our option but subject to the satisfaction of certain conditions, in shares of common stock, valued at 95% of the average closing sales prices of the common stock for the five trading days before and including the third trading day before the repurchase date.

However, the subordination provisions would likely restrict our ability to repurchase the Convertible Subordinated Notes prior to the repayment in full of all amounts outstanding under our senior debt and secured credit facility. See “Description of Convertible Subordinated Notes—Repurchase at Option of Holders Upon a Change of Control.”

See “Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the Notes you hold as required under the indentures relating to the Notes.”

Global Note; Book-Entry System	The Convertible Subordinated Notes are issued in fully registered form without coupons and in minimum denominations of $1,000. The Convertible Subordinated Notes are evidenced by a global note, in fully registered form and without coupons, deposited with the trustee for the Convertible Subordinated Notes, as custodian for DTC. Beneficial interests in the global note are shown on, and transfers will be effected only through, records maintained by DTC and its participants and indirect participants. See “Description of Convertible Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

Nasdaq National Market Symbol for Our Common Stock	LVLT

The Public Market for the Convertible Subordinated Notes is Limited

The Convertible Subordinated Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the Convertible Subordinated Notes on any securities exchange or automated quotation system. The current public trading market for the Convertible Subordinated Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your Convertible Subordinated Notes. See “Risk Factors—The public trading market for the Notes is limited, which could affect their market price and your ability to sell them.”

10% Convertible Senior Notes due 2011 (the “Convertible Senior Notes”)

Securities Offered	$400,000,000 aggregate principal amount of 10% Convertible Senior Notes due May 1, 2011 (the “Convertible Senior Notes).

Maturity	May 1, 2011.

Interest	We will pay interest on the Convertible Senior Notes at a rate of 10% per year on May 1 and November 1 of each year, beginning on November 1, 2005.

Ranking

The Convertible Senior Notes are our general unsecured unsubordinated obligations and will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The Convertible Senior Notes are effectively subordinated to all of our existing and future secured debt as to the assets securing such debt and are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of March 31, 2005:

•      Level 3 Communications, Inc. had an aggregate of approximately $730 million of secured debt consisting of its guarantee of borrowings under our credit facility; and

•      Level 3 Communications, Inc.’s subsidiaries had an aggregate of approximately $2.466 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

Conversion

Holders may surrender Convertible Senior Notes for conversion beginning on January 1, 2007 (or sooner if a change of control occurs) and before the maturity date. For each $1,000 principal amount of Convertible Senior Notes surrendered for conversion holders will receive 277.77 shares of our common stock, which is equal to a conversion price of approximately $3.60 per share. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest, if any.

As a condition to conversion of Convertible Senior Notes, a holder must deliver to us a certificate representing that either such holder has obtained clearance from the applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended (the “HSR Act”), or that such holder qualifies for an exemption under the HSR Act.

Upon conversion, a holder will not receive any cash payment representing accrued interest, subject to certain exceptions. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion.

Sinking Fund	None.

Redemption at the Option of Level 3

Beginning on May 1, 2009, we may redeem the Convertible Senior Notes, in whole or in part, at our option at any time or from time to time at the redemption prices set forth herein, plus accrued and unpaid interest thereon (if any) to the redemption date.

Repurchase at the Option of Holders Upon the Occurrence of a Designated Event

Upon the occurrence of a designated event (a change of control or a termination of trading), holders of the Convertible Senior Notes will have the right, subject to certain exceptions and conditions, to require us to repurchase all or any part of their Convertible Senior Notes at a repurchase price equal to 100% of the principal amount of the Convertible Senior Notes, plus accrued and unpaid interest thereon (if any) to the redemption date, plus, upon the occurrence of certain changes in control, a “make-whole” premium.

See “Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the Notes you hold as required under the indentures relating to the Notes.”

Nasdaq National Market Symbol for Our Common Stock	LVLT

The Public Trading Market for the Senior Convertible Notes is Limited

The Convertible Senior Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the Convertible Senior Notes on any securities exchange or automated quotation system. The current public trading market for the Convertible Senior Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your Convertible Senior Notes. See “Risk Factors—The public trading market for the Notes is limited, which could affect their market price and your ability to sell them.”

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Notes and our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the information incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the information included or incorporated by reference.

Risks Related to Our Business

Communications Group

The prices that we charge for our services have been decreasing, and we expect that they will continue to decrease over time and we may be unable to compensate for this lost revenue.

We expect to continue to experience decreasing prices for our services as we and our competitors increase transmission capacity on existing and new networks, as a result of our current agreements with customers which often contain volume-based pricing, through technological advances or otherwise, and as volume-based pricing becomes more prevalent. Accordingly, our historical revenue is not indicative of future revenue based on comparable traffic volumes. As the prices for our services decrease for whatever reason, if we are unable to offer additional services from which we can derive additional revenue or otherwise reduce our operating expenses, our operating results will decline and our business and financial results will suffer.

We also expect, excluding the effects of acquisitions, managed modem related revenue to continue to decline in the future primarily due to an increase in the number of subscribers migrating to broadband services and continued pricing pressures and declining customer obligations under contractual arrangements. We also expect a significant decline in our DSL aggregation revenue during 2005, as a significant customer of this service is expected to terminate its customer contract effective during 2005.

Our VoIP services have only been sold for a limited period and there is no guarantee that these services will gain broad market acceptance.

Although we have sold Softswitch based services since the late 1990’s, we have been selling our Voice-over-IP or VoIP services for a limited period of time. As a result, there are many difficulties that we may encounter, including regulatory hurdles and other problems that we may not anticipate. To date, we have not generated significant revenue from the sale of our VoIP services, and there is no guarantee that we will be successful in generating significant VoIP revenues.

The success of our VoIP services is dependent on the growth and public acceptance of VoIP telephony.

The success of our VoIP services is dependent upon future demand for VoIP telephony services. In order for the IP telephony market to continue to grow, several things need to occur. Telephone and cable service providers must continue to invest in the deployment of high speed broadband networks to residential and commercial customers. VoIP networks must continue to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss, and unreliable bandwidth, so that toll-quality service can be provided. VoIP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service. VoIP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers. If any or all of these factors fail to occur, our VoIP services business may not grow.

Failure to complete development, testing and introduction of new services, including VoIP services, could affect our ability to compete in the industry.

We continuously develop, test and introduce new services that are delivered over our network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on the conclusion of contract negotiations with vendors and vendors meeting their obligations in a timely manner. In addition, new service offerings, including new VoIP services, may not be widely accepted by customers, which may result in the termination of those service offerings and an impairment of any assets used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services, including new VoIP services, in a timely manner, our business could be materially adversely affected.

We need to increase the volume of traffic on our network or our network will not generate profits.

We must continue to increase the volume of Internet, data, voice and video transmission on our network in order to realize the anticipated cash flow, operating efficiencies and cost benefits of our network. If we do not maintain our relationship with current customers and develop new large-volume customers, we may not be able to substantially increase traffic on our network, which would adversely affect our ability to become profitable.

Continuing softness in the economy is having a disproportionate effect on the telecommunications industry.

The downturn in general economic conditions, particularly in the telecommunications services industry, has forced a number of our competitors and certain customers to file for protection from creditors under bankruptcy laws and to take other extraordinary actions to reconfigure their capital structure. These companies had significant debt servicing requirements and were unable to generate sufficient cash from operations to both service their debt and conduct their businesses. We have changed our customer base in order to focus on global users of bandwidth capacity, which tend to be more financially viable than certain of our former Internet start-up customers, and we have implemented policies and procedures designed to enable us to make determinations regarding the financial condition of potential and existing customers. However, there can be no assurance regarding the financial viability of our customers or that these policies and procedures will be effective. If general conditions in the telecommunications marketplace remain at current levels for an extended period of time or worsen, we could be materially adversely affected.

Our communications revenue is concentrated in a limited number of customers.

A significant portion of our communications revenue is concentrated among a limited number of customers. If we lost one or more of these major customers, or if one or more major customers significantly decreased orders for our services, our communications business would be materially and adversely affected. Revenue from our two largest communications customers, Time Warner, Inc. and its subsidiaries and Verizon Communications, Inc. and its affiliates, represented approximately 22% and 13% of our communications revenue for 2004, respectively. America Online, our largest managed modem customer and an affiliate of Time Warner, Inc., has reduced the number of managed modem ports it purchases from us by approximately 30% during 2004. Our future communications operating results will depend on the success of these customers and other customers and our success in selling services to them. In addition, revenue attributable to Time Warner Inc. and its subsidiaries, including America Online, amounted, on an aggregate basis, to $373 million for the year ended December 31, 2004, representing approximately 10% of consolidated revenue for us.

If we were to lose a significant portion of our communications revenue from either America Online or Verizon, we would not be able to replace this revenue in the short term and our operating losses would increase, which increase may be significant.

During our communications business operating history, we have generated substantial losses, which we expect to continue.

The development of our communications business required, and may continue to require, significant expenditures. These expenditures could result in substantial negative cash flow from operating activities and substantial net losses for the near future. For the three months ended March 31, 2005 and the fiscal year ended December 31, 2004, we incurred losses from continuing operations of approximately $77 million and $458 million, respectively. We expect to continue to experience losses, and may not be able to achieve or sustain operating profitability in the future. Continued operating losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt or fund other business needs.

We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding.

Future expansion and adaptations of our network’s electronic and software components will be necessary in order to respond to:

•	growing number of customers;

•	the development and launching of new services;

•	increased demands by customers to transmit larger amounts of data;

•	changes in customers’ service requirements;

•	technological advances by competitors; and

•	governmental regulations.

Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

Our need to obtain additional capacity for our network from other providers increases our costs.

We continue in some part to lease telecommunications capacity and obtain rights to use dark fiber from both long distance and local telecommunications carriers in order to extend the scope of our network both in the United States and Europe. Any failure by companies leasing capacity to us to provide timely service to us would adversely affect our ability to serve our customers or increase the costs of doing so. Some of our agreements with other providers require the payment of amounts for services whether or not those services are used. We enter into interconnection agreements with many domestic and foreign local telephone companies, but we are not always able to do so on favorable terms.

Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect our competitive position. These changes could increase or decrease the costs of providing our services.

Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

Our business depends on our ability to continue to develop effective business support systems and in particular the development of these systems for use by customers who intend to use our services in their own service offering. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

•	implementing customer orders for services;

•	provisioning, installing and delivering these services; and

•	monthly billing for these services.

Because our business provides for continued rapid growth in the number and volume of services offered, there is a need to continue to develop these business support systems on a schedule sufficient to meet proposed service rollout dates. In addition, we require these business support systems to expand and adapt to our rapid growth and alternate distribution channel strategy. The failure to continue to develop effective business support systems could materially adversely affect our ability to implement our business plans.

Our growth may depend upon our successful integration of acquired businesses.

The integration of acquired businesses involves a number of risks, including, but not limited to:

•	demands on management related to the significant increase in size after the acquisition;

•	the diversion of management’s attention from the management of daily operations to the integration of operations;

•	difficulties in the assimilation and retention of employees;

•	difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations; and

•	difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal accounting controls, procedures and policies.

If we cannot successfully integrate acquired businesses or operations, we may experience material negative consequences to our business, financial condition or results of operations. Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs. Because of difficulties in combining geographically distant operations, we may not be able to achieve the benefits that we hope to achieve as a result of the acquisition.

We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect us.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel. Our businesses are managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, Charles C. Miller, III, Vice Chairman of the Board, and Kevin J. O’Hara, Chief Operating Officer. The loss of any of these key executive officers could have a material adverse effect on us.

We must obtain and maintain permits and rights-of-way to operate our network.

If we are unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights needed to expand and operate our network, our business could be materially adversely affected. In addition, the cancellation or nonrenewal of the franchises, permits or rights that are obtained could materially adversely affect us. We are a defendant in several lawsuits that the plaintiffs have sought to have certified as class actions that, among other things, challenge our use of rights of way. It is likely that additional suits challenging use of our rights of way will occur and that those plaintiffs also will seek class certification. The outcome of this litigation may increase our costs and adversely affect our operating results.

Termination of relationships with key suppliers could cause delay and costs.

We are dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components that are integrated into our network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs. If that happens, we could be materially adversely affected.

Rapid technological changes can lead to further competition.

The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new products or technologies, as well as the further development of existing products and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications and information services industries. These new entrants may not be burdened by an installed base of outdated equipment. Future success depends, in part, on the ability to anticipate and adapt in a timely manner to technological changes. Technological changes and the resulting competition could have a material adverse effect on us.

Increased industry capacity and other factors could lead to lower prices for our services.

Additional network capacity available from our competitors may cause significant decreases in the prices for services. Prices may also decline due to capacity increases resulting from technological advances and strategic acquisitions, such as the announced transactions between SBC and AT&T and Verizon and MCI. Increased competition has already led to a decline in rates charged for various telecommunications services.

We are subject to significant regulation that could change in an adverse manner.

Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect us and our existing and potential competitors. Delays in receiving required regulatory approvals, completing interconnection agreements with incumbent local exchange carriers or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on us. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on us.

Recent federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional FCC rulemaking. As a result, we cannot predict the legislation’s effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on our business.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

Our operations depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we often provide our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments as a result of service interruptions, we may be obligated to provide credits, generally in the form of free service for a short period of time, to our customers, which could negatively affect our operating results.

The failure of any equipment or facility on our network, including the network operations control center and network data storage locations, could result in the interruption of customer service until necessary repairs are effected or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches and computer viruses. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability or require expensive modifications that could have a material adverse effect on our business.

Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide Internet protocol voice services.

While we do not know of any technologies that are patented by others that we believe are necessary for us to provide our services, necessary technology may in fact be patented by other parties either now or in the future. If necessary technology were held under patent by another person, we would have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable. The existence of such patents, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and offering products and services incorporating the technology.

Canadian law currently does not permit us to offer services in Canada.

Ownership of facilities that originate or terminate traffic in Canada is currently limited to Canadian carriers. This restriction hinders our entry into the Canadian market unless appropriate arrangements can be made to address it.

Potential regulation of Internet service providers in the United States could adversely affect our operations.

The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service fund. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could have a material adverse effect on our business and the profitability of our services.

The communications and information services industries are highly competitive with participants that have greater resources and a greater number of existing customers.

The communications and information services industries are highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than us. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competitors could arise as a result of:

•	the recent increased consolidation in the industry;

•	allowing foreign carriers to compete in the U.S. market;

•	further technological advances; and

•	further deregulation and other regulatory initiatives.

If we are unable to compete successfully, our business could be materially adversely affected.

We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to the network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

•	the difficulty of identifying appropriate investments, strategic allies or opportunities;

•	the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

•	the possibility that definitive agreements will not be finalized;

•	potential regulatory issues applicable to the telecommunications business;

•	the loss or reduction in value of the capital investment;

•	the inability of management to capitalize on the opportunities presented by these arrangements; and

•	the possibility of insolvency of a strategic ally.

There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

Information Services

Our wholly owned subsidiary, Software Spectrum, relies on financial incentives, volume discounts and marketing funds from software publishers.

As part of Software Spectrum’s supply agreements with certain publishers and distributors, Software Spectrum receives substantial incentives in the form of rebates, volume purchase discounts, cooperative advertising funds and market development funds. Under the licensing model increasingly used by Microsoft, which became effective in October 2001, Software Spectrum no longer receives these forms of financial incentives on the majority of new enterprise-wide licensing agreements, but instead Software Spectrum is paid fees for services performed under those agreements. Other publishers have based their financial incentives on specific market segments and products. If the Software Spectrum business model does not continue to align with the objectives established for these incentives or if software publishers further change, reduce or discontinue these incentives, discounts or advertising allowances, Software Spectrum’s business and Level 3’s consolidated financial results could be materially adversely affected.

Software Spectrum is very dependent on a small number of vendors.

A large percentage of Software Spectrum’s sales are represented by popular business software products from a small number of vendors. For the year ended December 31, 2004, approximately 70% of Software Spectrum’s software sales were derived from products published by Microsoft and IBM/ Lotus. Most of Software Spectrum’s contracts with vendors are terminable by either party, without cause, upon 30 to 60 days notice. The loss or significant change in Software Spectrum’s relationship with these vendors could have a material adverse effect on Software Spectrum’s business and Level 3’s consolidated financial results. Although Software Spectrum believes the software products would be available from other parties, Software Spectrum may have to obtain such products on terms that would likely adversely affect its financial results.

Software Spectrum’s business is sensitive to general economic conditions and its success at expanding its business geographically.

Software Spectrum’s business is sensitive to the spending patterns of its customers, which in turn are subject to prevailing economic and business conditions. Recent economic conditions caused a decrease in spending for information technology over the several past years. If customers and potential customers continue to decrease their spending in this area, Level 3’s consolidated financial results would be adversely affected. Further, sales to large corporations have been important to Software Spectrum’s results, and its future results are dependent on its continued success with such customers. Sales outside of the United States accounted for approximately 43% of Software Spectrum’s revenue for the year ended December 31, 2004. Software Spectrum’s future growth and success depend on continued growth and success in international markets. The success and profitability of Software Spectrum’s international operations are subject to numerous risks and uncertainties, including local economic and labor conditions, unexpected changes in the regulatory environment, trade protection measures and tax laws, currency exchange risks, political instability and other risks of conducting business abroad.

Software Spectrum’s business is subject to seasonal changes in demand and resulting sales activities.

Software Spectrum’s software distribution business is subject to seasonal influences. In particular, net sales and profits in the United States, Canada and Europe are typically lower in the first and third quarters due to lower levels of information technology purchases during those times. As a result, Software Spectrum’s quarterly results may be materially affected during those quarters. Therefore, the operating results for any three month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year. In addition, periods of higher sales activities during certain quarters may require a greater use of working capital to fund the Software Spectrum business in the quarter that follows the higher levels of sales activities.

Software Spectrum operates in a highly-competitive business environment and is subject to significant pricing competition.

The desktop technology marketplace is intensely competitive. Software Spectrum faces competition from a wide variety of sources, including other software resellers, hardware manufacturers and resellers, large system integrators, software publishers, contact services providers, software suppliers, retail stores (including superstores), mail order, Internet and other discount business suppliers. Many competitors, particularly software publishers, have substantially greater financial resources than Software Spectrum. Because of the intense competition within the software channel, companies that compete in this market, including Software Spectrum, are characterized by low gross and operating margins. Consequently, Software Spectrum’s profitability is highly dependent upon effective cost and management controls.

The market for Software Spectrum’s products and services is characterized by rapidly-changing technology.

The market for Software Spectrum’s products and services is characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and services. Software Spectrum’s future success will depend in part on its ability to enhance existing services, to continue to invest in rapidly changing technology and to offer new services on a timely basis. Additionally, our business results can be adversely affected by disruptions in customer ordering patterns, the effect of new product releases and changes in licensing programs.

Software Spectrum’s new Media Plane(TM) platform.

Software Spectrum has made significant investments in research, development and marketing for its new Media Plane application. Significant revenue from this new product investment may not be achieved for a number of years, if at all. In addition, Software Spectrum may face warranty and/or infringement claims related to this new product, unlike in its historic software reselling business in which Software Spectrum has merely passed on to its customers the warranties and intellectual property infringement protections provided by the software publishers.

Software Spectrum’s business is subject to significant changes in the methods of software distribution.

In late 2001, Microsoft announced a change to its licensing programs, whereby new enterprise-wide licensing arrangements are priced, billed and collected directly by Microsoft. Software Spectrum continues to provide sales and support services related to these transactions and will earn a service fee directly from Microsoft for these activities. Enterprise-wide licensing agreements in effect prior to October 1, 2001, which generally have terms of three years from the date such agreements are signed, and Microsoft’s other licensing programs were not affected by this change. The licensing program changes have resulted in significantly lower revenue for the Software Spectrum on the affected transactions. For the year ended December 31, 2004, approximately 20% of Software Spectrum’s sales were under Microsoft enterprise-wide licensing agreements. Software Spectrum’s continued ability to adjust to and compete under this new model are important factors in its future success.

The manner in which software products are distributed and sold is continually changing, and new methods of distribution may continue to emerge or expand. Software publishers may intensify their efforts to sell their products directly to end-users, including current and potential customers of Software Spectrum. Other products and methodologies for distributing software to users may be introduced by publishers, present competitors or other third parties. If software suppliers’ participation in these programs is reduced or eliminated, or if other methods of distribution of software, which exclude the software resale channel, become common, Software Spectrum’s business and Level 3’s consolidated financial results could be materially adversely affected.

Other Operations

Environmental liabilities from our historical operations could be material.

Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to make significant expenditures relating to our environmental compliance obligations. We may not at all times be in compliance with all of these requirements.

In connection with certain historical operations, we are a party to, or otherwise involved in, legal proceedings under state and federal law involving investigation and remediation activities at approximately 110 contaminated properties. We could be held liable, jointly and severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on us.

Potential liabilities and claims arising from coal operations could be significant.

Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements.

These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. We may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require us to incur material costs.

General

If we are unable to comply with the restrictions and covenants in our debt agreements, there would be a default under the terms of these agreements, and this could result in an acceleration of payment of funds that have been borrowed.

If we were unable to comply with the restrictions and covenants in any of our debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that we would be able to make necessary payments to the lenders or that it would be able to find alternative financing. Even if we were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

We have substantial debt, which may hinder our growth and put us at a competitive disadvantage.

Our substantial debt may have important consequences, including the following:

•	the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditure could be impaired or financing may not be available on acceptable terms;

•	a substantial portion of our cash flow will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

•	a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

•	we have more debt than certain of our competitors, which may place us at a competitive disadvantage; and

•	substantial debt may make us more vulnerable to a downturn in business or the economy generally.

We had substantial deficiencies of earnings to cover fixed charges of approximately $60 million for the three months ended March 31, 2005, $129 million for the three months ended March 31, 2004, $384 million for the fiscal year ended December 31, 2004, $706 million for the fiscal year 2003, $926 million for the fiscal year 2002 and $4.378 billion for the fiscal year 2001 and $1.506 billion for fiscal year 2000.

We may not be able to repay our existing debt; failure to do so or refinance the debt could prevent us from implementing our strategy and realizing anticipated profits.

If we were unable to refinance our debt or to raise additional capital on acceptable terms, our ability to operate our business would be impaired. As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Senior Notes due 2011, Level 3 Communications, Inc. had an aggregate of approximately $6.072 billion of long-term debt on a consolidated basis, including current maturities, and approximately $237 million of stockholders’ deficit. Our ability to make interest and principal payments on our debt and borrow additional funds on favorable terms depends on the future performance of the business. If we do not have enough cash flow in the future to make interest or principal payments on our debt, we may be required to refinance all or a part of our debt or to raise additional capital. We cannot assure that we will be able to refinance our debt or raise additional capital on acceptable terms.

Restrictions and covenants in our debt agreements limit our ability to conduct our business and could prevent us from obtaining needed funds in the future.

Our debt and financing arrangements contain a number of significant limitations that restrict our ability to, among other things:

•	borrow additional money or issue guarantees;

•	pay dividends or other distributions to stockholders;

•	make investments;

•	create liens on assets;

•	sell assets;

•	enter into sale-leaseback transactions;

•	enter into transactions with affiliates; and

•	engage in mergers or consolidations.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how the U.S. financial disclosure regime may be impacted by this process, particular attention has been focused recently on the telecommunications industry and companies’ interpretations of generally accepted accounting principles.

If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

Terrorist attacks and other acts of violence or war may adversely affect the financial markets and our business.

As a result of the September 11, 2001, terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is not yet known. They could, however, adversely affect our ability to obtain financing on terms acceptable to us, or at all.

There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect our business.

Our international operations and investments expose us to risks that could materially adversely affect the business.

We have operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose us to risks inherent in international operations. These include:

•	general economic, social and political conditions;

•	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

•	tax rates in some foreign countries may exceed those in the U.S.;

•	foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

•	foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

•	difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

•	difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

•	changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to an Investment in the Notes and our Common Stock

Our subsidiaries must make payments to us in order for us to make payments on the Notes.

We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, we depend upon dividends, loans or other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including our obligations to pay you as a holder of Notes. Our subsidiaries may not generate earnings sufficient to enable us to meet our payment obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Future debt of certain of our subsidiaries, including any debt outstanding under our subsidiary’s credit agreement, may prohibit the payment of dividends or the making of loans or advances to us. See “Description of Other Indebtedness of Level 3 Communications, Inc. and Level 3 Financing, Inc.” In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities.

The Convertible Subordinated Notes rank below our existing and future senior debt, and we may be unable to repay our obligations under the Convertible Subordinated Notes.

The Convertible Subordinated Notes are unsecured and subordinated in right of payment to all of our existing and future senior debt and our guaranty of borrowings by our subsidiaries under our senior secured credit facility. Because the Convertible Subordinated Notes are subordinated to our senior debt, in the event of (i) our bankruptcy, liquidation or reorganization, (ii) the acceleration of the Convertible Subordinated Notes due to an event of default under the Convertible Subordinated Notes Indentures, and (iii) certain other events, we will make payments on the Convertible Subordinated Notes only after we have satisfied all of our senior debt obligations. Therefore, we may not have sufficient assets remaining to pay amounts on any or all of the Convertible Subordinated Notes.

As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Senior Notes due 2011 that we consummated on April 4, 2005, Level 3 Communications, Inc. would have had an aggregate of approximately $5.076 billion of outstanding senior debt, including $1.230 billion of its subsidiaries’ debt guaranteed by Level 3 Communications, Inc.

In addition, all payments on the Convertible Subordinated Notes will be prohibited in the event of a payment default on senior debt obligations and may be prohibited in the event of some non-payment defaults according to the terms of the Convertible Subordinated Notes and our existing senior debt obligations.

Because the Notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the Notes. That is, the Notes are structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries. As of the date of this prospectus, holders of the Notes have no claims to the assets of any of Level 3 Communications, Inc.’s subsidiaries. As of March 31, 2005, Level 3 Communications, Inc.’s subsidiaries had approximately $2.466 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities, all of which is structurally senior to the notes.

Because the Notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

The Notes are not secured by any of our assets. The Notes are effectively junior to secured obligations incurred under future credit facilities, including the guarantee obligations of Level 3 Communications, Inc. under the credit agreement, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. The indentures under which the Notes were issued contains no restrictions on the amount of additional indebtedness we may incur, and the indenture restricts but does not prohibit the amount of future indebtedness of Level 3 Communications, Inc. (but not its subsidiaries) that may be secured. If Level 3 Communications, Inc. becomes insolvent, the holders of any secured debt would receive payments from the assets used as security before you receive payments.

We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the Notes.

As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Senior Notes due 2011 which was consummated on April 4, 2005, Level 3 had on a consolidated basis approximately $6.072 billion of total indebtedness, both long-term and short-term. The indentures relating to our outstanding indebtedness permit us to incur substantial additional debt. A substantial level of debt makes it more difficult for us to repay you. Substantial amounts of our existing debt will, and our future debt may, mature prior to the Notes. See “Description of Other Indebtedness of Level 3 Communications, Inc. and Level 3 Financing, Inc.”

If we experience a change of control or termination of trading, we may be unable to purchase the Notes you hold as required under the indentures relating to the Notes.

Upon the occurrence of certain designated events, we must make an offer to purchase all outstanding Notes. We may not have sufficient funds to pay the purchase price for all the Notes tendered by holders seeking to accept the offer to purchase. In addition, the indentures relating to the Notes and our other debt agreements may require us to repurchase the other debt upon a change of control or termination of trading or may prohibit us from purchasing any Notes before their stated maturity, including upon a change of control or termination of trading.

The public trading market for the Notes is limited, which could affect their market price and your ability to sell them.

The Notes are not listed or quoted on any securities exchange or automated quotation system and we do not intend to apply for listing or quotation of the Notes on any securities exchange or automated quotation system. The current public trading market for the Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your Notes. Future trading prices of the Notes will depend on many factors, including prevailing interests rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Some series of Notes may have a more limited trading market and experience more price volatility than other series. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

The price of the Convertible Subordinated Notes and the Convertible Senior Notes may fluctuate significantly as a result of the volatility of the price of our common stock.

Because the Convertible Subordinated Notes and the Convertible Senior Notes are convertible into shares of our common stock, price volatility, depressed stock prices and other factors affecting our common stock could have a similar effect on the trading price of these Convertible Subordinated Notes and the Convertible Senior Notes. The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock and these Convertible Subordinated Notes and the Convertible Senior Notes may fluctuate substantially due to a variety of factors, including:

•	the depth and liquidity of the trading market for our common stock;

•	quarterly variations in actual or anticipated operating results;

•	changes in estimated earnings by securities analysts;

•	market conditions in the communications and information services industry;

•	announcement and performance by competitors;

•	regulatory actions; and

•	general economic conditions.

In addition, if you convert any of these Convertible Subordinated Notes and the Convertible Senior Notes, the value of the common stock you receive may fluctuate significantly.

The terms of our debt agreements restrict us from making payments with respect to our common stock.

Our ability to pay cash dividends on, or repurchase shares of, our common stock is limited under the terms of our indentures. We do not currently intend to pay any cash dividends in the foreseeable future.

Additional issuances of equity securities by Level 3 would dilute the ownership of its existing stockholders.

Level 3 may issue equity in the future in connection with acquisitions or strategic transactions, to adjust its ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of its operations or for other purposes. To the extent Level 3 issues additional equity securities, the percentage ownership into which the Convertible Subordinated Notes and the Convertible Senior Notes would convert will be reduced.

We may be unable to generate cash flow from which to make payments on the Notes.

We had, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges of approximately $60 million for the three months ended March 31, 2005, $129 million for the three months ended March 31, 2004, $384 million for the fiscal year ended December 31, 2004, approximately $706 million for the fiscal year 2003, approximately $926 million for the fiscal year 2002, approximately $4.378 billion for the fiscal year 2001 and $1.506 billion for fiscal year 2000. See “Ratio of Earnings to Fixed Charges.” We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the Notes.

You will experience immediate dilution if you convert your Convertible Subordinated Notes or the Convertible Senior Notes into common stock because the per share conversion price of these notes is higher than the net tangible book value per share of our common stock.

If you convert your Convertible Subordinated Notes or the Convertible Senior Notes into shares of common stock, you will experience immediate dilution because the per share conversion price of these notes is higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will also experience dilution when Level 3 issues additional shares of common stock that we are permitted or required to issue under options, warrants, Level 3’s stock option plan or other employee or director compensations plans.

Anti-takeover provisions in Level 3’s charter and by-laws could limit the share price and delay a change of management.

Level 3’s certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring Level 3 without the approval of its incumbent board of directors. These provisions, among other things:

•	divide the board of directors into three classes, with members of each class to be elected in staggered three-year terms;

•	prohibit stockholder action by written consent in place of a meeting;

•	limit the right of stockholders to call special meetings of stockholders; limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

•	authorize the board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

These provisions could limit the price that investors might be willing to pay in the future for shares of Level 3’s common stock and significantly impede the ability of the holders of Level 3’s common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of Level 3’s common stock.

Our new credit agreement may prohibit us from making payment on the Convertible Subordinated Notes.

Our new credit agreement generally does not permit us to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, indebtedness which is subordinate in right of payment to the guarantee by us of the obligations under our new credit facility (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof). As a result, our new credit agreement may prohibit us from making any payment on the Convertible Subordinated Notes in the event that such Notes are accelerated or tendered for redemption upon a change of control or termination of trading, if applicable. Any such failure to make payments on the Convertible Subordinated Notes would cause us to default under our indentures, which in turn is likely to be a default under the new credit agreement and other outstanding and future indebtedness.

The 10.5% Notes were issued with original issue discount.

The 10.5% Notes were issued with original issue discount for United States federal income tax purposes. As a result, a United States Holder may be required to include the income attributable to the original issue discount in advance of the receipt of cash attributable to such income regardless of such holder’s method of accounting. See “Certain United States Federal Income Tax Considerations—United States Holders.”

Certain Foreign Holders may be subject to adverse U.S. federal income tax consequences.

Generally, if a Foreign Holder, who owned Convertible Subordinated Notes or Senior Convertible Notes with a value exceeding 5% of the total value of either (i) all of our outstanding common stock or (ii) all of such Notes outstanding, disposes of a note, such holder may be required to treat any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a “United States real property holding corporation” at any time during the shorter of the five years before the disposition or the holding period of the holder. We may be, or may become, a United States real property holding corporation. See “Certain United States Federal Income Tax Considerations—Foreign Holders.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Notes or shares of the Common Stock by the selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated was as follows:

Three Month Ended March 31,		Fiscal Year Ended December 31,
2005	2004	2004	2003	2002	2001	2000
—	—	—	—	—	—	—

For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by Level 3 to be representative of the interest factor. Level 3 had deficiencies of earnings to fixed charges of $60 million for the three months ended March 31, 2005, $129 million for the three months ended March 31, 2004, $384 million for the fiscal year ended December 31, 2004, $706 million for the fiscal year ended December 31, 2003, $926 million for the fiscal year ended December 31, 2002, $4.378 billion for the fiscal year ended December 31, 2001, and $1.506 billion for the fiscal year ended December 31, 2000.

DESCRIPTION OF SENIOR NOTES

9.125% Senior Notes due 2008, 11% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008

(each a series of “Senior Notes”)

For purposes of this “Description of Senior Notes,” the words “Company,” “Level 3,” “we,” “us,” and “our” refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

This section is only a summary; it does not describe every aspect of the Senior Notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the applicable indentures, including definitions of some terms used in the indentures. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the indentures. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of the applicable indentures in this prospectus, these defined terms are incorporated by reference in this prospectus.

The various indentures are governed by the Trust Indenture Act. The terms of the Senior Notes include those stated in the applicable indentures and those made part of such indentures by reference to the Trust Indenture Act. We urge you to read the applicable indentures because they, not this description, define your rights as a holder of the Senior Notes. The various indentures are filed as exhibits to the registration statement of which this prospectus is a part.

Since many provisions of these indentures are identical, they are described together below, but the provisions of each indenture apply only to the notes outstanding thereunder. The term “Notes” in this section refers to the applicable series of 9.125% Notes, 11% Notes or 10.5% Notes as issued under the indentures relating to such notes and the term “Indenture” in this section refers to the indentures under which the applicable 9.125% Notes, 11% Notes and 10.5% Notes were issued.

General

The 9.125% Notes were issued under an indenture dated as of April 28, 1998, between Level 3 and The Bank of New York, as successor to IBJ Schroder Bank & Trust Company, as trustee. The 11% Notes were issued under an indenture dated as of February 29, 2000, between Level 3 and The Bank of New York, as trustee. The 10.5% Notes were issued under an indenture dated as of December 2, 1998, between Level 3 and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee. The 9.125% Notes, the 11% Notes and the 10.5% Notes are each a separate series of debt securities, and as such will vote separately on matters under their respective indentures.

The Notes were issued in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

As of March 31, 2005, approximately $954 million aggregate principal amount of the 9.125% Notes was outstanding. The selling securityholder is offering $286.28 million aggregate principal amount of 9.125% Notes pursuant to this prospectus.

As of March 31, 2005, approximately $132 million aggregate principal amount of the 11% Notes was outstanding. The selling securityholder is offering $11.1 million aggregate principal amount of 11% Notes pursuant to this prospectus.

As of March 31, 2005, approximately $144 million aggregate principal amount of the 10.5% Notes was outstanding. The selling securityholder is offering $24.13 million aggregate principal amount of 10.5% Notes pursuant to this prospectus.

Principal, Maturity and Interest

The 9.125% Notes will mature on May 1, 2008. The 11% Notes will mature on March 15, 2008. The 10.5% Notes will mature on December 1, 2008.

Interest on the 9.125% Notes accrues at a rate of 9.125% per annum and is payable semi-annually in arrears on May 1 and November 1 to those persons who are holders of record on the close of business on the preceding April 15 or October 15, as the case may be. Interest on the 11% Notes accrues at a rate of 11% per annum and is payable semi-annually in arrears on March 15 and September 15 to those persons who are holders of record on the close of business on the preceding March 1 or September 1, as the case may be.

The 10.5% Notes were issued at a discount to their aggregate principal amount at maturity. The 10.5% Notes have accreted, at a rate of approximately 10.5% per annum compounded semi-annually, to their full principal face amount at December 1, 2003. Since December 1, 2003 interest on the 10.5% Notes has accrued at the rate of 10.5% per annum and is payable in cash semi-annually on June 1 and December 1 of each year to those persons who are holders of record on the close of business on the preceding May 15 or November 15, as the case may be.

Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

The Notes are:

•	senior unsecured obligations of Level 3;

•	equal in ranking, or pari passu, with all our existing and future senior debt; and

•	senior in right of payment to all our future debt expressly subordinated in right of payment to the Notes.

We only have a stockholder’s claim on the assets of our subsidiaries, including Level 3 Communications LLC, our principal communications company. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against those subsidiaries. Holders of the Notes will only be creditors of Level 3, and not of our subsidiaries. Our subsidiaries will have no direct obligation to pay the Notes or to guarantee the Notes. As a result, all the existing and future liabilities of our subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes.

As of March 31, 2005, our subsidiaries had:

•	approximately $2.466 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

Our subsidiaries have other liabilities, including contingent liabilities, that may be significant. Although the Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may Incur, the amounts of this Debt could be substantial. In addition, this Debt may be Debt of our subsidiaries, in which case this Debt would be effectively senior in right of payment to the Notes. See “—Certain Covenants—Limitation on Consolidated Debt.”

The Notes are obligations exclusively of Level 3. Substantially all of our operations are conducted through subsidiaries. Therefore, our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to us. The payment of dividends and the making of loans and advances to us by our subsidiaries are subject to various restrictions. Future debt of certain of the subsidiaries may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of our subsidiaries to make payments, loans or advances to us is limited by the laws of the relevant jurisdictions in which our subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of payments, loans or advances by subsidiaries to us is required from applicable regulatory bodies or other governmental entities.

The Notes are unsecured obligations of Level 3. Secured Debt of Level 3 will be effectively senior to the Notes to the extent of the value of the assets securing this Debt.

As of March 31, 2005, the outstanding secured Debt of Level 3 was as follows:

•	$730 million of secured debt consisting of its guarantee of borrowings under our credit facility.

See “Risk Factors—Our subsidiaries must make payments to us in order for us to make payments on the Notes,” “Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the Notes” “Risk Factors—Because the Notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent” and “Description of Other Indebtedness of Level 3 Communications Inc. and Level 3 Financing Inc.”

Optional Redemption

The 11% Notes are not redeemable at the option of Level 3 prior to their maturity.

The 9.125% Notes and the 10.5% Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date. However, the holders of record on the relevant record date have the right to receive interest due on the relevant interest payment date. The following prices are for 9.125% Notes and the 10.5% Notes redeemed during the 12-month period commencing on May 1 and December 1, respectively, of the years set forth below, and are expressed as percentages of principal amount.

9.125% Notes

Year	Redemption Price
2005	101.521%
2006 and thereafter	100.000%

10.5% Notes

Year	Redemption Price
2005	101.750%
2006 and thereafter	100.000%

Any notice to holders of 9.125% Notes and the 10.5% Notes of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the trustee no later than two business days prior to the redemption date.

Mandatory Redemption

Except as described under “—Certain Covenants—Change of Control Triggering Event” and “—Limitation on Asset Dispositions,” Level 3 is not required to make mandatory redemption payments or sinking fund payments relating to the Notes.

Certain Covenants

The Indenture contains covenants that limit the ability of Level 3 and its restricted subsidiaries to, among other things:

(1)	incur debt;

(2)	make various payments;

(3)	pay dividends and make other restricted payments and transfers;

(4)	create liens;

(5)	enter into certain transactions, including transactions with affiliates;

(6)	sell assets;

(7)	issue or sell capital stock of certain of its subsidiaries; and

(8)	in the case of Level 3, consolidate, merge or sell substantially all of Level 3’s assets.

In addition, if a Change of Control occurs, Level 3 must within 30 days make an offer to repurchase all outstanding Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date. The above limitations are restrictive covenants. Restrictive covenants are promises that we make to you about how we will run our business or about business actions that we promise not to take. All of the covenants are subject to a number of important qualifications and exceptions. A more detailed description of the restrictive covenants follows below.

Limitation on Consolidated Debt. (a) Level 3 may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt, unless, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) the ratio of

(A) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then Accreted Value) of Debt of Level 3 [and its Restricted Subsidiaries]* outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to

*	This provision only applies to the 11% Notes.

(B) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, would be less than 5.0 to 1.0; or

(2) Level 3’s Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to:

(X) the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date,

(Y) the issuance of any Capital Stock (other than Disqualified Stock) of Level 3 since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Debt, and

(Z) the receipt and application of the net proceeds of such Debt or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b) Notwithstanding the foregoing limitation, Level 3 or any Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(1) Debt under the Notes, Indenture or any Restricted Subsidiary Guarantee;

(2) Debt under Credit Facilities in an aggregate principal amount outstanding or available (together with all refinancing Debt outstanding or available pursuant to clause (8) below in respect of Debt previously Incurred pursuant to this clause (2)) at any one time not to exceed the greater of:

(X) $750 million, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under “—Limitation on Asset Dispositions,” and

(Y) 85% of the Eligible Receivables;

(3) Purchase Money Debt, provided that the amount of such Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(4) Subordinated Debt of Level 3; provided, however, that the aggregate principal amount or, in the case of Debt issued at a discount, the Accreted Value, of such Debt, together with any other outstanding Debt Incurred pursuant to this clause (4), shall not exceed $500 million at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Level 3, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under “—Limitation on Asset Dispositions”), except to the extent such Debt in excess of $500 million:

(A) is subordinated to all other Debt of Level 3 other than Debt Incurred pursuant to this clause (4) in excess of such $500 million limitation,

(B) does not provide for the payment of cash interest on such Debt prior to the Stated Maturity of the Notes, and

(C)(1) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder, in each case on or prior to the Stated Maturity of the notes, and

(2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 [but excluding through conversion into Capital Stock of Level 3, other than Disqualified Stock, without any payment by Level 3 or its Restricted Subsidiaries to the holders thereof other than in respect of fractional shares)]* of such Debt at the option of the holder thereof on or prior to the Stated Maturity of the Notes;

(5) Debt outstanding on the Measurement Date;

(6) Debt owed by Level 3 to any Restricted Subsidiary of Level 3 or Debt owed by a Restricted Subsidiary of Level 3 to Level 3 or a Restricted Subsidiary of Level 3; provided, however, that:

(X) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Level 3 of any Debt so permitted to a Person other than Level 3 or another Restricted Subsidiary of Level 3, or

(Y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (6) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary;

(7) Debt Incurred by a Person prior to the time:

(A) such Person became a Restricted Subsidiary,

(B) such Person merges into or consolidates with a Restricted Subsidiary, or

(C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

(8) Debt Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a refinancing) Debt Incurred pursuant to clause (1), (2), (3), (5), (7) or (12) of this paragraph (b) or this clause (8), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Level 3 Incurred in connection with such refinancing; provided, however, that:

*	This provision only applies to the 11% Notes.

(A) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced, and

(B) in the case of any refinancing of Debt Incurred pursuant to clause (1), (5), (7) or (12) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (8), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued,

(X) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced, and

(Y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (X) or (Y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under” Change of Control Triggering Event;”

(9) Debt:

(A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt, or

(B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Level 3 or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Level 3 (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Level 3 for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Level 3 or any Restricted Subsidiary in connection with such disposition;

(10) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

(11) Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (10) above or clause (12) below, which, together with any other outstanding Debt Incurred pursuant to this clause (11), has an aggregate principal amount not in excess of $50 million at any time outstanding; and

[(12) Debt under the 9 1/8% Senior Notes, the 9 1/8% Senior Notes Indenture or restricted subsidiary guarantees issued in accordance with the 9 18% Senior Notes Indenture.]*

*	This provision only applies to the 10.5% Notes.

[(12) the Notes, Issue Date Purchase Money Debt and Debt under the Existing Notes, the New Convertible Notes, the Euro Notes and the related indentures and any restricted subsidiary guarantees issued in accordance with such related indentures.] **

Notwithstanding any other provision of this “—Limitation on Consolidated Debt” covenant, the maximum amount of Debt that Level 3 or a Restricted Subsidiary may Incur pursuant to this “—Limitation on Consolidated Debt” covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Debt under this “— Limitation on Consolidated Debt” covenant,

(1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included, and

(2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the “—Limitation on Liens” covenant described below shall not be treated as Debt. [For purposes of determining any particular amount of Debt under this “—Limitation on Consolidated Debt” covenant, if any such Debt denominated in a different currency is subject to a currency agreement that constitutes a Permitted Interest Rate or Currency Protection Agreement with respect to U.S. dollars covering all principal of, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such currency agreement.] ** For purposes of determining compliance with this “—Limitation on Consolidated Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Level 3, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

Limitation on Debt of Restricted Subsidiaries. Level 3 may not permit any Restricted Subsidiary that is not a Guarantor to Incur any Debt except any and all of the following (each of which shall be given independent effect):

(1) Restricted Subsidiary Guarantees;

(2) Debt outstanding on the Measurement Date;

(3) Debt of Restricted Subsidiaries under Credit Facilities permitted to be Incurred pursuant to clause (2) of paragraph (b) of “—Limitation on Consolidated Debt;”

(4) Purchase Money Debt of Restricted Subsidiaries permitted to be Incurred pursuant to clause (3) of paragraph (b) of “—Limitation on Consolidated Debt;”

(5) Debt owed by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary of Level 3 permitted to be Incurred pursuant to clause (6) of paragraph (b) of “—Limitation on Consolidated Debt;”

(6) Debt of Restricted Subsidiaries consisting of Permitted Interest Rate or Currency Protection Agreements permitted to be Incurred pursuant to clause (10) of paragraph (b) of “—Limitation on Consolidated Debt;”

**	This provision only applies to the 11% Notes.

(7) Debt of Restricted Subsidiaries permitted to be Incurred under clause (7) of paragraph (b) of “—Limitation on Consolidated Debt” [or, Issue Date Purchase Money Debt permitted to be Incurred under clause (12) of paragraph (b) of “—Limitation on Consolidated Debt;”]*

(8) Debt of Restricted Subsidiaries permitted to be Incurred under clause (9) or (11) of paragraph (b) of “—Limitation on Consolidated Debt;” and

(9) Debt which is Incurred to refinance any Debt of a Restricted Subsidiary permitted to be Incurred pursuant to clauses (1), (2), (3), (4) and (7) of this paragraph or this clause (9), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of the Debt so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of Level 3 and the applicable Restricted Subsidiary Incurred in connection therewith;

provided, however, that, in the case of any refinancing of Debt Incurred pursuant to clause (1), (2) or (7) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (9), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is Incurred,

(X) does not provide for payments of principal at the stated maturity of such Debt or by way of a sinking fund applicable to such Debt or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced, and

(Y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 or a Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the stated maturity of the Debt being refinanced, other than, in the case of clause (X) or (Y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3 or a Restricted Subsidiary) which is conditioned upon the change of control of Level 3 pursuant to provisions substantially similar to those contained in the Indenture described under “—Change of Control Triggering Event.”

Notwithstanding any other provision of this “—Limitation on Debt of Restricted Subsidiaries” covenant, the maximum amount of Debt that a Restricted Subsidiary may Incur pursuant to this “—Limitation on Debt of Restricted Subsidiaries” covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Debt under this “— Limitation on Debt of Restricted Subsidiaries” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “—Limitation on Debt of Restricted Subsidiaries” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Level 3, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

*	This provision only applies to the 11% Notes.

Limitation on Restricted Payments. (a) Level 3 may not, and may not permit any Restricted Subsidiary to:

(1) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Level 3 or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Level 3 (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Level 3 (other than Disqualified Stock);

(2) purchase, redeem, or otherwise retire or acquire for value:

(X) any Capital Stock of Level 3 or any Restricted Subsidiary of Level 3, or

(Y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Level 3 or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Level 3 or any Restricted Subsidiary,

except, in any such case, any such purchase, redemption or retirement or acquisition for value:

(A) paid to Level 3 or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis), or

(B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Level 3;

(3) make any Investment (other than an Investment in Level 3 or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries;”

(4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of Level 3 which is subordinate in right of payment to the Notes (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and

(5) issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Level 3 or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such Restricted Payment shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Level 3 and the other Restricted Subsidiaries (each of clauses (1) through (5) above being a Restricted Payment) if:

(A) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(B) upon giving effect to such Restricted Payment, Level 3 could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in paragraph (a) of “—Limitation on Consolidated Debt” above, or

(C) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (a) or (b) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (9) or (10) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of:

(X) 50% of cumulative Consolidated Net Income (or, in the case that Consolidated Net Income shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, plus

(Y) in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Level 3’s equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Level 3 or any Restricted Subsidiary in such Subsidiary;

provided, however, that Level 3 or a Restricted Subsidiary of Level 3 may, without regard to the limitations in clause (C) but subject to clauses (A) and (B), make:

(a) Restricted Payments in an aggregate amount not to exceed the sum of $50 million and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Level 3, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Level 3, and (ii) from the issuance or sale of Debt of Level 3 or any Restricted Subsidiary (other than to a Subsidiary, Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Level 3, and

(b) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Level 3 or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Debt assumed.

The aggregate net cash proceeds referred to in the immediately preceding clauses (a)(i) and (a)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (9) of the definition of “Permitted Investments.”

(b) Notwithstanding the foregoing limitation:

(1) Level 3 may pay any dividend on Capital Stock of any class of Level 3 within 60 days after the declaration thereof if, on the date when the dividend was declared, Level 3 could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom);

(2) Level 3 may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Level 3 or any of its Subsidiaries or other Affiliates in an amount not to exceed $3 million in any 12-month period;

(3) Level 3 and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (8) of paragraph (b) under “—Limitation on Consolidated Debt” above or clause (9) under “—Limitation on Debt of Restricted Subsidiaries” above;

(4) Level 3 and any Restricted Subsidiary may retire or repurchase any Capital Stock of Level 3 or of any Restricted Subsidiary or any Subordinated Debt of Level 3 in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Level 3, provided that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (a)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (B) of the definition of “Invested Capital”; and

(5) Level 3 may pay cash dividends in any amount not in excess of $50 million in any 12-month period in respect of Preferred Stock of Level 3 (other than Disqualified Stock).

The Restricted Payments described in the foregoing clauses (1), (2) and (5) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (3) and (4) shall be excluded in the calculation of Restricted Payments.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Level 3 may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary:

(1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Level 3 or any other Restricted Subsidiary or pay any Debt or other obligation owed to Level 3 or any other Restricted Subsidiary;

(2) to make loans or advances to Level 3 or any other Restricted Subsidiary; or

(3) to transfer any of its Property to Level 3 or any other Restricted Subsidiary;

(b) Notwithstanding the foregoing limitation, Level 3 may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist:

(1) any encumbrance or restriction pursuant to any agreement in effect on the Measurement Date;

(2) any customary (as conclusively determined in good faith by the Chief Financial Officer of Level 3) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Debt contained in any Credit Facilities or Purchase Money Debt,

(A) provided that such encumbrances and restrictions permit the distribution of funds to Level 3 in an amount sufficient for Level 3 to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt, including pursuant to offers to purchase) according to the terms of such indenture and the notes and other Debt that is solely an obligation of Level 3, but

(B) provided further that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of Level 3 or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Debt owed to Level 3 or any Restricted Subsidiary;

(3) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

(4) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this paragraph (b), provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof;

(5) in the case of clause (3) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Debt of Level 3 or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement;

(6) in the case of clause (3) of paragraph (a) above, customary provisions:

(A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract,

(B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition, or

(C) arising or agreed to in the ordinary course of business, not relating to any Debt,

and that do not, individually or in the aggregate, detract from the value of Property of Level 3 or any Restricted Subsidiary in any manner material to Level 3 or any Restricted Subsidiary;

(7) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary, provided that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into; and

(8) any encumbrance or restriction pursuant to the Indenture and the Notes.

Limitation on Liens. Level 3 may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Measurement Date to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or in the event such Debt is Debt of Level 3 or a Guarantor which is subordinate in right of payment to the notes or the applicable Restricted Subsidiary Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured.

The foregoing restrictions shall not apply to:

(1) Liens existing on the Measurement Date and securing Debt outstanding on the Measurement Date or Incurred on or after the Measurement Date pursuant to any Credit Facility to secure Debt permitted to be Incurred pursuant to clause (2) of paragraph (b) under “—Limitation on Consolidated Debt;”

(2) Liens securing Debt in an amount which, together with the aggregate amount of Debt then outstanding or available under all Credit Facilities (together with all refinancing Debt then outstanding or available pursuant to clause (8) of paragraph (b) of “—Limitation on Consolidated Debt” in respect of Debt previously Incurred under Credit Facilities), does not exceed 1.5 times Level 3’s Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which Level 3’s consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

(3) Liens in favor of Level 3 or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to Level 3 or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the issuer thereof;

(4) Liens to secure Purchase Money Debt permitted to be Incurred pursuant to clause (3) of paragraph (b) under “—Limitation on Consolidated Debt,” provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(5) Liens to secure Acquired Debt, provided that:

(A) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property, and

(B) such Lien does not extend to or cover any other Property;

(6) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1), (4) and (5) or this clause (6) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (8) of paragraph (b) of “— Limitation on Consolidated Debt” or clause (9) of “—Limitation on Debt of Restricted Subsidiaries”;

(7) Liens not otherwise permitted by the foregoing clauses (1) through (6) securing Debt in an aggregate amount not to exceed 5% of Level 3’s Consolidated Tangible Assets;

(8) Liens granted after the Issue Date pursuant to “—Limitation on Liens” to secure the Notes; and

(9) Permitted Liens.

Limitation on Sale and Leaseback Transactions. Level 3 may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:

(1) Level 3 or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to the covenant described under “—Limitation on Consolidated Debt” above, and a Lien pursuant to the covenant described under “—Limitation on Liens” above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Notes; and

(2) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under “— Limitation on Asset Dispositions” below (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

Limitation on Asset Dispositions. Level 3 may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) Level 3 or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the board of directors of Level 3 in good faith and evidenced by a resolution of the board of directors of Level 3 filed with the trustee; and

(2) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of Level 3 or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Debt assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Level 3’s election, consist of Property other than cash, Cash Equivalents, the assumption of Debt or Telecommunications/IS Assets.

The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Level 3 or a Restricted Subsidiary, to the extent Level 3 or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(1) to the permanent repayment or reduction of Debt then outstanding under any Credit Facility, to the extent such Credit Facility would require such application or prohibit payments pursuant to the Offer to Purchase described in the following paragraph (other than Debt owed to Level 3 or any Affiliate of Level 3); or

(2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Level 3 or another Restricted Subsidiary).

Any Net Available Proceeds from an Asset Disposition not applied in accordance with the preceding paragraph within 360 days (or, in the case of a disposition of Special Assets identified in clause (1) of the definition thereof in which the Net Available Proceeds exceed $500 million, 540 days) from the date of the receipt of such Net Available Proceeds shall constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10 million, Level 3 will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the Accreted Value) for:

(1) outstanding Notes at a price in cash equal to 100% of the principal amount of the Notes on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); and

(2) any other Debt of Level 3 or any Guarantor that is pari passu with the Notes, or any Debt of a Restricted Subsidiary that is not a Guarantor, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (2), required under the terms thereof (other than Debt owed to Level 3 or any Affiliate of Level 3).

To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, Level 3 shall apply such Excess Proceeds to the repayment of other Debt of Level 3 or any Restricted Subsidiary, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by Level 3 which is not otherwise prohibited by the Indenture, and the amount of Excess Proceeds shall be reset to zero.

Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries. Level 3 may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Level 3 or a Restricted Subsidiary except:

(1) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Level 3 and any Restricted Subsidiary that complies with the provisions described under “—Limitation on Asset Dispositions” above to the extent such provisions apply;

(2) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided:

(A) such transaction complies with the provisions described under “— Limitation on Asset Dispositions” above to the extent such provisions apply, and

(B) the remaining interest of Level 3 or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of “—Limitation on Restricted Payments” above;

(3) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions described under “— Limitation on Asset Dispositions” to the extent such provisions apply;

(4) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation;

(5) if required, the issuance, transfer, conveyance, sale or other disposition of directors’ qualifying shares;

(6) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced;

(7) in a transaction where Level 3 or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock;

(8) Capital Stock issued and outstanding on the Measurement Date;

(9) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person’s becoming a Restricted Subsidiary or otherwise being acquired by Level 3; and

(10) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by the Indenture.

Transactions with Affiliates. Level 3 will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an Affiliate Transaction), unless:

(a) such Affiliate Transaction or series of Affiliate Transactions is:

(1) in the best interest of Level 3 or such Restricted Subsidiary, and

(2) on terms that are no less favorable to Level 3 or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Level 3 or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Level 3 or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Level 3 has determined to be fair to Level 3 or the relevant Restricted Subsidiary); and

(b) Level 3 delivers to the trustee:

(1) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10 million but less than $15 million, a certificate of the chief executive, operating or financial officer of Level 3 evidencing such officer’s determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above, and

(2) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15 million, a board resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the board of directors, including a majority of the disinterested members of the board of directors, provided that, in the event that there shall not be at least two disinterested members of the board of directors with respect to the Affiliate Transaction, Level 3 shall, in addition to such board resolution, file with the trustee a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the board of directors of Level 3, is independent with respect to Level 3 and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Level 3 or such Restricted Subsidiary.

Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions:

(1) any employment agreement entered into by Level 3 or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

(2) any agreement or arrangement with respect to the compensation of a director or officer of Level 3 or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice;

(3) transactions between or among Level 3 and its Restricted Subsidiaries, provided that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Level 3 (other than a Restricted Subsidiary);

(4) Restricted Payments and Permitted Investments permitted by the covenant described under “—Limitation on Restricted Payments” (other than Investments in Affiliates that are not Level 3 or Restricted Subsidiaries);

(5) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and

(6) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Level 3 (or any Restricted Subsidiary) and any other Person, provided that, in the case of this clause (6), such transaction complies with clause (a) in the immediately preceding paragraph.

Change of Control Triggering Event. Within 30 days of the occurrence of both a Change of Control and a Rating Decline with respect to the Notes (a Change of Control Triggering Event), Level 3 will be required to make an Offer to Purchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes on the purchase date plus any accrued and unpaid interest (if any) to such purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

A Change of Control means the occurrence of any of the following events:

(1) if any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3; provided, however, that the Permitted Holders are the beneficial owners (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the specified corporation) held by any other corporation (the parent corporation) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Level 3 and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred; or

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Level 3 then in office; or

(4) the shareholders of Level 3 shall have approved any plan of liquidation or dissolution of Level 3.

In the event that Level 3 makes an Offer to Purchase the Notes, Level 3 intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

The existence of the holders’ right to require, subject to certain conditions, Level 3 to repurchase Notes upon a Change of Control Triggering Event may deter a third party from acquiring Level 3 in a transaction that constitutes a Change of Control. If an Offer to Purchase is made, there can be no assurance that Level 3 will have sufficient funds to pay the Purchase Price for all Notes tendered by holders seeking to accept the Offer to Purchase. In addition, instruments governing other Debt of Level 3 may prohibit Level 3 from purchasing any Notes prior to their Stated Maturity, including pursuant to an Offer to Purchase, or require that such Debt be repurchased upon a Change of Control. In the event that an Offer to Purchase occurs at a time when Level 3 does not have sufficient available funds to pay the Purchase Price for all Notes tendered pursuant to such Offer to Purchase or a time when Level 3 is prohibited from purchasing the Notes, and Level 3 is unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt, an Event of Default would occur under the Indenture.

In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the assets of Level 3. The Indenture is governed by New York law, and there is no established definition under New York law of substantially all of the assets of a corporation. Accordingly, if Level 3 were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of substantially all of its assets and whether Level 3 was required to make an Offer to Purchase.

Except as described herein with respect to a Change of Control, the Indenture does not contain any other provisions that permit holders of Notes to require that Level 3 repurchase or redeem Notes in the event of a takeover, recapitalization or similar restructuring.

Reports. Whether or not Level 3 is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Level 3 shall file with the SEC the annual reports, quarterly reports and other documents which Level 3 would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Level 3 were subject thereto, such documents to be filed with the SEC on or prior to the respective dates (the Required Filing Dates) by which Level 3 would have been required to file them. Level 3 shall also in any event:

(1) within 15 days of each Required Filing Date:

(A) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and

(B) file with the trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Level 3 would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Level 3 were subject thereto; and

(2) if filing such documents by Level 3 with the SEC is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder.

Limitation on Designations of Unrestricted Subsidiaries. The Indenture provides that Level 3 will not designate any Subsidiary of Level 3 (other than a newly created Subsidiary in which no Investment has previously been made) as an Unrestricted Subsidiary under the Indenture (a Designation) unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) immediately after giving effect to such Designation, Level 3 would be able to Incur $1.00 of Debt under paragraph (a) of “—Limitation on Consolidated Debt;” and

(3) Level 3 would not be prohibited under the Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the Designation Amount) equal to the portion (proportionate to the Level 3’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

In the event of any such Designation, Level 3 shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “— Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Level 3 shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount (if positive) equal to: (i) Level 3’s Investment in such Subsidiary at the time of such Revocation; less (ii) the portion (proportionate to the Level 3’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.

At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Level 3 or any Restricted Subsidiary. The Indenture further provides that neither Level 3 nor any Restricted Subsidiary shall at any time:

(1) provide credit support for, or a Guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided that Level 3 or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Level 3 other than to obtain such pledged Capital Stock or Debt;

(2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; or

(3) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (1) or (2) to the extent permitted under “— Limitation on Restricted Payments” and “—Transactions with Affiliates.”

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Level 3 will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (1) and (2) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this “— Limitation on Designations of Unrestricted Subsidiaries,” no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

The Indenture provides that a Designation may be revoked (a Revocation) by a resolution of the board of directors of Level 3 delivered to the trustee, provided that Level 3 will not make any Revocation unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of the Indenture.

All Designations and Revocations must be evidenced by resolutions of the board of directors of Level 3 delivered to the trustee:

(1) certifying compliance with the foregoing provisions; and

(2) giving the effective date of such Designation or Revocation, such delivery to the trustee to occur within 45 days after the end of the fiscal quarter of Level 3 in which such Designation or Revocation is made (or, in the case of a Designation or Revocation made during the last fiscal quarter of Level 3’s fiscal year, within 90 days after the end of such fiscal year).

Mergers, Consolidations and Certain Sales of Assets

Level 3 may not, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Level 3 or, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1) in a transaction in which Level 3 is not the surviving Person or in which Level 3 transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting, surviving or transferee Person (the successor entity) is organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of Level 3’s obligations under the Indenture;

(2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Consolidated Net Worth of Level 3 (or the successor entity) is equal to or greater than that of Level 3 immediately prior to the transaction;

(4) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, Level 3 (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in paragraph (a) under “—Certain Covenants—Limitation on Consolidated Debt” above;

(5) if, as a result of any such transaction, Property of Level 3 (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the Indenture described under “—Certain Covenants—Limitation on Liens” above, Level 3 (or the successor entity) shall have secured the Notes as required by said covenant;

(6) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(7) certain other conditions are met.

The successor entity shall succeed to, and be substituted for, and may exercise every right and power of Level 3 under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from all its obligations under the Indenture.

Definitions

Set forth below is a summary of some of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Accreted Value” of any Debt issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of:

(1) the issue price of such Debt as determined in accordance with Section 1273 of the Internal Revenue Code or any successor provisions plus

(2) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code (without regard to Section 1272(a)(7) of the Internal Revenue Code) from the date of issue of such Debt to the date of determination minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions (whether such amounts paid were denominated principal or interest).

“Acquired Debt” means, with respect to any specified Person:

(1) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person; and

(2) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, control when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Transactions with Affiliates” and “—Limitation on Asset Dispositions” and the definition of Telecommunications/IS Assets only, Affiliate shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Level 3 or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by Level 3 or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of Level 3, but excluding a disposition by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary or by Level 3 to a Restricted Subsidiary) of:

(1) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (5), (6), (7) or (9) of the covenant described under “—Certain Covenants—Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries”),

(2) substantially all of the assets of Level 3 or any Restricted Subsidiary representing a division or line of business, or

(3) other Property of Level 3 or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to Level 3, provided that Level 3 has delivered to the trustee an Officers’ Certificate stating that such criteria are satisfied);

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any 12-month period.

The following shall not be Asset Dispositions:

(1) Permitted Telecommunications Capital Asset Dispositions that comply with clause (1) of the first paragraph under “—Certain Covenants—Limitation on Asset Dispositions;”

(2) when used with respect to Level 3, any Asset Disposition permitted pursuant to “—Mergers, Consolidations and Certain Sales of Assets” which constitutes a disposition of all or substantially all of the assets of Level 3 and the Restricted Subsidiaries taken as a whole;

(3) Receivables sales constituting Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to “—Certain Covenants— Limitation on Consolidated Debt;” and

(4) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “— Certain Covenants—Limitation on Restricted Payments.”

“Attributable Value” means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with generally accepted accounting principles, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. Attributable Value means, as to a Capital Lease Obligation, the principal amount thereof.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a Capital Lease). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means:

(1) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof;

(2) time deposits and certificates of deposit of any commercial bank organized in the U.S. having capital and surplus in excess of $500 million or a commercial bank organized under the law of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time) with a maturity date not more than one year from the date of acquisition;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with:

(A) any bank meeting the qualifications specified in clause (2) above, or

(B) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(4) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof, provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-2 (or higher) from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the trustee);

(5) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time), and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating service acceptable to the trustee) and in each case maturing within one year after the date of acquisition;

(6) overnight bank deposits and bankers’ acceptances at any commercial bank organized in the U.S. having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time);

(7) deposits available for withdrawal on demand with a commercial bank organized in the U.S. having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time); and

(8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (7).

“Change of Control” has the meaning set forth under “—Certain Covenants—Change of Control Triggering Event” above.

“Change of Control Triggering Event” has the meaning set forth under “— Certain Covenants—Change of Control Triggering Event” above.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Capital Ratio” means as of the date of determination the ratio of the aggregate amount of Debt of Level 3 and its Restricted Subsidiaries on a consolidated basis as at the date of determination to the sum of:

(1) $2.024 billion;

(2) the aggregate net proceeds to Level 3 from the issuance or sale of any Capital Stock (including Preferred Stock) of Level 3 other than Disqualified Stock subsequent to the Measurement Date;

(3) the aggregate net proceeds from the issuance or sale of Debt of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date; and

(4) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Level 3 or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Debt assumed.

However, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (2) or (3) above shall not be included to the extent:

(X) such proceeds have been utilized to make a Permitted Investment under clause (9) of the definition thereof or a Restricted Payment; or

(Y) such Capital Stock or Debt shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Consolidated Cash Flow Available for Fixed Charges” for any period means the Consolidated Net Income of Level 3 and its Restricted Subsidiaries for such period increased by the sum of (to the extent reducing Consolidated Net Income for such period):

(1) Consolidated Interest Expense of Level 3 and its Restricted Subsidiaries for such period, plus

(2) Consolidated Income Tax Expense of Level 3 and its Restricted Subsidiaries for such period, plus

(3) consolidated depreciation and amortization expense and any other non- cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period); provided however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above for Level 3) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary to the extent of such restrictions.

“Consolidated Income Tax Expense” for any period means the aggregate amounts of the provisions for income taxes of Level 3 and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” for any period means the interest expense included in a consolidated income statement (excluding interest income) of Level 3 and its Restricted Subsidiaries for such period in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

(1) the amortization of Debt discounts and issuance costs, including commitment fees;

(2) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(3) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees);

(4) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable;

(5) accrued Disqualified Stock Dividends, whether or not declared or paid;

(6) interest on Debt guaranteed by Level 3 and its Restricted Subsidiaries;

(7) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense;

(8) interest Incurred in connection with investments in discontinued operations; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Level 3 or a Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” for any period means the net income (or loss) of Level 3 and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

(1) for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, the net income (or loss) of any Person acquired by Level 3 or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction;

(2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to Level 3 or a Restricted Subsidiary by such Person during such period (except, for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments);

(3) gains or losses realized upon the sale or other disposition of any Property of Level 3 or its Restricted Subsidiaries that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business);

(4) gains or losses realized upon the sale or other disposition of any Special Assets;

(5) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles;

(6) the cumulative effect of changes in accounting principles;

(7) non-cash gains or losses resulting from fluctuations in currency exchange rates;

(8) any non-cash expense related to the issuance to employees or directors of Level 3 or any Restricted Subsidiary of:

(A) options to purchase Capital Stock of Level 3 or such Restricted Subsidiary; or

(B) other compensatory rights;

provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock; and

(9) with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Level 3’s or any Restricted Subsidiary’s pro rata share of the net income (or loss) of such Restricted Subsidiary that is not a Wholly Owned Subsidiary; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary to the extent of such restriction.

“Consolidated Net Worth” of any Person means the stockholders’ equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Credit Facilities” means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Level 3 and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(4) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(5) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person;

(6) all obligations to redeem or repurchase Disqualified Stock issued by such Person;

(7) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (6)) issued by any Restricted Subsidiary of such Person;

(8) every obligation under Interest Rate or Currency Protection Agreements of such Person; and

(9) every obligation of the type referred to in clauses (1) through (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.

The “amount” or “principal amount” of Debt at any time of determination as used herein represented by:

(A) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time, or

(B) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Level 3 or a Wholly Owned Restricted Subsidiary of Level 3) thereof.

The amount of Debt represented by an obligation under an Interest Rate or Currency Protection Agreement shall be equal to:

(X) zero if such obligation has been Incurred pursuant to clause (10) of paragraph (b) of the covenant described under “—Certain Covenants— Limitation on Consolidated Debt,” or

(Y) the notional amount of such obligation if not Incurred pursuant to such clause.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Level 3 to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under “—Certain Covenants—Change of Control Triggering Event” and such Preferred Stock specifically provides that Level 3 will not repurchase or redeem any such stock pursuant to such provisions prior to Level 3’s repurchase of such Notes as are required to be repurchased pursuant to the covenant described under “— Certain Covenants—Change of Control Triggering Event.”

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Level 3 held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Level 3 for the period during which such dividends were paid.

“Eligible Receivables” means, at any time, Receivables of Level 3 and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of Level 3 as at a date at least 45 days prior to such time, arising in the ordinary course of business of Level 3 or any Restricted Subsidiary.

“Euro Notes” means, collectively, Level 3’s 10 3/4% Senior Notes due 2008 in an aggregate principal amount not to exceed €500,000,000 and Level 3’s 11 1/4% Senior Notes due 2010 in an aggregate principal amount not to exceed €300,000,000.

“European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

“European Government Obligation” means direct non-callable obligations of, or non-callable obligations permitted by, any member nation of the European Union, the payment or guarantee of which is secured by the pledge of the full faith and credit of the respective nation, provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

“European Union” means the member nations to the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

“Event of Default” has the meaning set forth under “—Events of Default” below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Existing Notes” means the 9 1/8% Senior Notes, the 10 1/2% Senior Discount Notes and the 6% Convertible Notes.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors of Level 3 acting in good faith and shall be evidenced by a resolution of the board of directors of Level 3 delivered to the trustee.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by Level 3 or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well;

(2) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt;

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; or

(4) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and Guaranteed, Guaranteeing and Guarantor shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantor” means a Restricted Subsidiary of Level 3 that has executed a Restricted Subsidiary Guarantee.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and Incurrence, Incurred, Incurrable and Incurring shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of Level 3 shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“Invested Capital” means the sum of:

(1) $500 million;

(2) the aggregate net proceeds received by Level 3 from the issuance or sale of any Capital Stock, including Preferred Stock, of Level 3 but excluding Disqualified Stock, subsequent to the Measurement Date; and

(3) the aggregate net proceeds from the issuance or sale of Debt of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date.

However, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (2) or (3) shall be excluded from any computation of Invested Capital to the extent:

(A) utilized to make a Restricted Payment; or

(B) such Capital Stock or Debt shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided that Investments shall exclude commercially reasonable extensions of trade credit.

The amount, as of any date of determination, of any Investment shall be:

(1) the original cost of such Investment, plus

(2) the cost of all additions, as of such date, thereto, and minus

(3) the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means the date on which the Notes were initially issued.

“Issue Date Purchase Money Debt” means Purchase Money Debt outstanding on the Issue Date; provided, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Issue Date Rating” means the respective ratings assigned to the Notes by the Rating Agencies on the Issue Date.

“Joint Venture” means a Person in which Level 3 or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by Level 3 or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

“Measurement Date” means April 28, 1998, the date the 9.125% Senior Notes were originally issued.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then Moody’s shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the trustee by a written notice given to Level 3.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such Property) therefrom by such Person, net of:

(1) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the trustee;

(1) provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Indenture and the Notes, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; and

(2) provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“New Convertible Notes” means Level 3’s 6% Convertible Subordinated Notes due 2010 in an aggregate principal amount not to exceed $862,500,000, originally issued on February 29, 2000.

“9.125% Senior Notes” means Level 3’s 9.125% Senior Notes Due 2008 in an aggregate principal amount not to exceed $2,000,000,000, originally issued on April 28, 1998.

“Offer to Purchase” means a written offer (the Offer) sent by Level 3 by first-class mail, postage prepaid, to each holder of Notes at its address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the Expiration Date) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the Purchase Date) for purchase of Notes within five Business Days after the Expiration Date. Level 3 shall notify the trustee at least 15 Business Days (or such shorter period as is acceptable to the trustee) prior to the mailing of the Offer of Level 3’s obligation to make an Offer to Purchase, and the Offer shall be mailed by Level 3 or, at Level 3’s request, by the trustee in the name and at the expense of Level 3.

The Offer shall contain information concerning the business of Level 3 and its Subsidiaries which Level 3 in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

(1) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer);

(2) a description of material developments in Level 3’s business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring Level 3 to make the Offer to Purchase);

(3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Level 3 to make the Offer to Purchase; and

(4) any other information required by applicable law to be included therein.

The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased by Level 3 pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the Purchase Amount);

(4) the purchase price to be paid by Level 3 for $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the Purchase Price);

(5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount or principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that any Notes not tendered or tendered but not purchased by Level 3 will continue to accrue interest;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

(9) that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if Level 3 or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Level 3 and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(10) that holders will be entitled to withdraw all or any portion of Notes tendered if Level 3 (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder tendered, the certificate number(s) of the Notes the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

(11) that:

(A) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, Level 3 shall purchase all such Notes; and

(B) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, Level 3 shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12) that in the case of any holder whose Notes are purchased only in part, Level 3 shall execute, and the trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Officers’ Certificate” means a certificate signed by the Chairman of the board of directors of Level 3, a Vice Chairman of the board of directors of Level 3, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of Level 3 and delivered to the trustee, which shall comply with the Indenture.

“Opinion of Counsel” means an opinion of counsel acceptable to the trustee (who may be counsel to Level 3, including an employee of Level 3).

“OECD” shall mean the Organization for Economic Cooperation and Development.

“Permitted Holders” means the members of Level 3’s Board of Directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Permitted Interest Rate or Currency Protection Agreement” of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Debt being hedged thereby.

“Permitted Investments” means:

(1) Cash Equivalents;

(2) investments in prepaid expenses;

(3) negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(4) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice;

(5) obligations under Permitted Interest Rate or Currency Protection Agreements;

(6) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with “—Certain Covenants— Limitation on Asset Dispositions;”

(7) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary;

(8) Investments made prior to the Measurement Date;

(9) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital;

(10) additional Investments in an aggregate amount not to exceed $200 million; and

(11) [solely in connection with the defeasance of euro-denominated Debt permitted under the Indenture, European Government Obligations.]*

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

(2) other Liens incidental to the conduct of Level 3’s and its Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of Level 3’s and its Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business;

(3) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations;

(4) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Level 3 and the Restricted Subsidiaries taken as a whole);

(5) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially

*	This provision applies only to the 11% Notes.

detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Level 3 or its Restricted Subsidiaries; and

(6) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Level 3’s communications network that:

(1) constitute capital assets in accordance with generally accepted accounting principles; and

(2) after giving effect to such disposition, would result in Level 3 retaining at least either:

(A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition; or

(B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time.

“Segment” means:

(1) with respect to Level 3’s intercity network, the through-portion of such network between two local networks (e.g., Omaha to Denver); and

(2) with respect to a local network of Level 3 (e.g., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Level 3 or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the issuer of such Preferred Stock for the period during which such dividends were paid.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

“Proportionate Interest” in any issuance of Capital Stock of a Restricted Subsidiary means a ratio:

(1) the numerator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by Level 3 and the Restricted Subsidiaries; and

(2) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (2), any Investment made in connection with such issuance).

“Purchase Money Debt” means Debt (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Level 3 or any Restricted Subsidiary of any Telecommunications/IS Assets of Level 3 or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Qualified Receivable Facility” means Debt of Level 3 or any Subsidiary Incurred from time to time pursuant to either:

(1) credit facilities secured by Receivables; or

(2) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” means Moody’s and S&P.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Level 3 to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Notes that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Notes by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Restricted Subsidiary” means:

(1) a Subsidiary of Level 3 or of a Restricted Subsidiary that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries;” and

(2) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such covenant.

“Restricted Subsidiary Guarantee” means a supplemental indenture to the Indenture in form satisfactory to the trustee, providing for an unconditional Guarantee of payment in full of the principal, of, premium, if any, and interest on the Notes. Any such Restricted Subsidiary Guarantee shall not be subordinate to any Debt of the Restricted Subsidiary providing the Restricted Subsidiary Guarantee.

“S&P” means Standard & Poor’s Ratings Service or, if Standard & Poor’s Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor’s Rating

Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then S&P shall mean any other national recognized rating agency (other than Moody’s) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the trustee by a written notice given to Level 3.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Significant Subsidiary” means any Subsidiary that would be a Significant Subsidiary of Level 3 within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Assets” means:

(1) the Capital Stock or assets of Cable Michigan, Inc., RCN Corporation, Commonwealth Telephone Enterprises, Inc., KCP, Inc. and California Private Transportation Company, L.P. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Level 3 or any Restricted Subsidiary on the Measurement Date; and

(2) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso under “—Certain Covenants— Limitation on Asset Dispositions”).

“6% Convertible Notes” means Level 3’s 6% Convertible Subordinated Notes due 2009 in an aggregate principal amount not to exceed $823,000,000, originally issued on September 14, 1999.

“Stated Maturity” when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal, of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of Level 3 unless such contingency has occurred).

“Subordinated Debt” means Debt of Level 3 that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full in cash of the Notes to at least the following extent:

(1) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Debt (collectively referred to as payments of such Debt) may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Notes exists, including as a result of acceleration;

(2) in the event that any other Default exists with respect to the Notes, upon notice by holders of 25% or more in aggregate principal amount of the Notes to the trustee, the trustee shall have the right to give notice to Level 3 and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Debt may be made for a period of 179 days from the date of such notice, provided that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Notes during such period;

(3) if payment of such Debt is accelerated when any Notes are outstanding, no payments of such Debt may be made until three Business Days after the trustee receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Debt permit payment at that time; and

(4) such Debt may not:

(A) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes, or

(B) permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than, in the case of clause (A) or (B), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon:

(a) a change of control of Level 3 pursuant to provisions substantially similar to those described under “—Certain Covenants— Change of Control Triggering Event” (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to Level 3’s repurchase of the Notes required to be repurchased by Level 3 pursuant to the provisions described under “—Certain Covenants—Change of Control Triggering Event”), or

(b) a sale or other disposition of assets pursuant to provisions substantially similar to those described under “—Certain Covenants— Limitation on Asset Dispositions” (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to Level 3’s repurchase of the Notes required to be repurchased by Level 3 pursuant to the provision described under “—Certain Covenants—Limitation on Asset Dispositions”).

“Subsidiary” of any Person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Telecommunications/IS Assets” means:

(1) any Property (other than cash, cash equivalents and securities) to be owned by Level 3 or any Restricted Subsidiary and used in the Telecommunications/IS Business;

(2) for purposes of the covenants described under “—Certain Covenants— Limitation on Consolidated Debt” and “—Limitation on Liens” only, Capital Stock of any Person; or

(3) for all other purposes of the Indenture, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Level 3 or another Restricted Subsidiary from any Person other than an Affiliate of Level 3;

provided, however, that, in the case of clause (2) or (3), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of:

(1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

(2) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business;

(3) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as “Year 2000 issues”); or

(4) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1), (2) or (3) above;

provided that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the board of directors of Level 3.

“10 1/2% Senior Discount Notes” means Level 3’s 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount at maturity not to exceed $833,815,000, originally issued on November 24, 1998.

“Unrestricted Subsidiary” means:

(1) 91 Holding Corp. (the subsidiary that holds indirectly Level 3’s interests in the SR91 toll road);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) any Subsidiary of Level 3 designated as such pursuant to and in compliance with “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries” and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

The following will be Events of Default under the Indenture:

(1) failure to pay principal, of, or premium, if any, on, any Notes when due;

(2) failure to pay any interest on any Notes when due, continued for 30 days;

(3) default in the payment of principal and interest on Notes required to be purchased by an Offer to Purchase as described under “—Certain Covenants—Change of Control Triggering Event” when due and payable;

(4) failure to perform or comply with the provisions described under “— Mergers, Consolidations and Certain Sales of Assets” and “—Certain Covenants—Limitation on Asset Dispositions;”

(5) failure to perform any other covenant or agreement of Level 3 under the Indenture or the Notes, continued for 60 days after written notice to Level 3 by the trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) default under the terms of any instrument evidencing or securing Debt of Level 3 or any Restricted Subsidiary having an outstanding principal amount of not less than $25 million or its foreign currency equivalent at the time individually or in the aggregate, which default results in the acceleration of the payment of that indebtedness or constitutes the failure to pay that indebtedness when due, after expiration of any applicable grace period;

(7) the rendering of a judgment or judgments against Level 3 or any Restricted Subsidiary in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

(8) any Restricted Subsidiary Guarantee ceases to be in full force and effect, other than in accordance with the terms of that Subsidiary Guaranty, or any Guarantor denies or disaffirms its obligations under its Restricted Subsidiary Guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization affecting Level 3 or any Significant Subsidiary.

Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless those holders shall have offered to the trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If any Event of Default, other than an Event of Default described in clause (9) above regarding Level 3, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (9) above occurs regarding Level 3, the principal amount, the premium, if any, and accrued and unpaid interest, if any, in respect of the then outstanding Notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see “—Amendment, Supplement and Waiver.”

No holder of any Notes will have any right to institute any proceeding relating to the Indenture or for any remedy thereunder, unless:

(1) the holder shall have previously given to the trustee written notice of a continuing Event of Default with respect to the holder’s series of Notes;

(2) the holders of at least 25% in aggregate principal amount of then outstanding Notes shall have made written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

(3) the trustee shall not have received from the holders of a majority in aggregate principal amount of then outstanding Notes a direction inconsistent with this request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of Notes for enforcement of payment of the principal, of, and premium, if any, or interest on the Notes on or after the respective due dates expressed in the Note.

Within 30 days after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default, Level 3 must deliver to the Trustee written notice in the form of an Officers’ Certificate of the event, its status and what action Level 3 is taking or proposes to take regarding the event. Level 3 also will be required to deliver to the trustee annually a statement as to the performance by Level 3 of certain of its obligations under the Indenture and as to any default in its performance.

Amendment, Supplement and Waiver

Level 3 and the trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more supplemental indentures to the Indenture to:

(1) evidence the succession of another Person to Level 3 and the assumption by the successor of the covenants of Level 3 in the Indenture and the Notes;

(2) add to the covenants of Level 3, for the benefit of the holders, or surrender any right or power conferred on Level 3 by the Indenture;

(3) add any additional Events of Defaults;

(4) provide for uncertificated Notes in addition to or in place of certificated Notes;

(5) evidence and provide for the acceptance of appointment under the Indenture of a successor trustee;

(6) secure the Notes;

(7) comply with the Trust Indenture Act or the Securities Act, including Regulation S under the Securities Act;

(8) add additional Guarantees relating to the Notes or release Guarantors from Restricted Subsidiary Guarantees as provided by the terms of the Indenture; or

(9) cure any ambiguity in the Indenture, correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or add any other provision relating to matters or questions arising under the Indenture;

as long as these actions do not adversely affect the interests of the holders in any material respect.

With the consent of the holders of at least a majority in principal amount of the outstanding Notes, Level 3 and the trustee may enter into one or more supplemental indentures to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the holders. However, with respect to any series of Notes, no supplemental indenture shall, without the consent of the holder of each outstanding Note:

(1) change the Stated Maturity of the principal, of, or any installment of interest on, any Notes, or reduce the principal amount, of any Notes or the interest on any Notes that would be due and payable upon the Stated Maturity of the Notes, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest on the Notes is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of the Notes;

(2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is necessary for any related supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults under the Indenture;

(3) subordinate in right of payment, or otherwise subordinate, the Notes to any other Debt;

(4) except as otherwise required by the Indenture, release any security interest that may have been granted in favor of the holders of the Notes;

(5) reduce the premium payable upon the redemption of any Notes nor change the time at which any Notes may be redeemed, as described under “— Optional Redemption;”

(6) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating to the Change of Control Triggering Event must be made or at which the Notes must be repurchased according to the Offer to Purchase;

(7) at any time after Level 3 is obligated to make an Offer to Purchase with the Net Available Proceeds from Asset Dispositions, change the time at which the Offer to Purchase must be made or at which the Notes must be repurchased according to the Offer to Purchase;

(8) make any change in any Restricted Subsidiary Guarantee that would adversely affect the holders of the Notes; or

(9) modify any provision of this paragraph, except to increase any percentage described in this paragraph.

The holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past Default under the Indenture and its consequences, except a Default:

(1) in the payment of the principal, of, or premium, if any, or interest on any Notes; or

(2) relating to a covenant or provision of the Indenture which under the last sentence of the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Notes affected.

Satisfaction and Discharge of the Indenture, Defeasance

Level 3 may terminate its obligations under the Indenture when:

(1) either:

(A) all outstanding Notes have been delivered to the trustee for cancellation, or

(B) all Notes not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of Level 3, and

Level 3 has irrevocably deposited or caused to deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for principal, of, or premium, if any, on, and interest on, the Notes;

(2) Level 3 has paid or caused to be paid all other sums payable by Level 3 under the Indenture; and

(3) Level 3 has delivered an Officers’ Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

Level 3, at its election, shall:

(1) be deemed to have paid and discharged its debt on the Notes and the Indenture shall cease to be of further effect as to all outstanding Notes, except as to:

(A) rights of registration of transfer, substitution and exchange of Notes and Level 3’s right of optional redemption,

(B) rights of holders to receive payment of principal, of, premium, if any, and interest on the Notes, but not the Purchase Price referred to under “—Certain Covenants—Change of Control Triggering Event” or under “— Limitation on Asset Dispositions,” and any rights of the holders relating to that amount,

(C) the rights, obligations and immunities of the trustee under the Indenture, and

(D) certain other specified provisions in the Indenture,

or

(2) cease to be under any obligation to comply with various restrictive covenants, including those described under “—Certain Covenants,” and terminate the operation of certain Events of Default, after the irrevocable deposit by Level 3 with the trustee, in trust for the benefit of the holders of Notes, at any time prior to the maturity of the Notes, of:

(A) money in an amount,

(B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or

(C) a combination of money and Government Securities,

sufficient to pay and discharge the principal of, premium, if any, on, and interest on, the Notes then outstanding on the dates on which any of these payments are due in accordance with the terms of the Indenture and of the Notes.

This defeasance or covenant defeasance shall be deemed to occur only if specified conditions are satisfied, including, among other things, delivery by Level 3 to the trustee of an Opinion of Counsel acceptable to the trustee to the effect that:

(1) the deposit, defeasance and discharge will not be deemed, or result in, a taxable event relating to the holders for U.S. federal income tax purposes, and

(2) Level 3’s deposit will not result in the related trust or the trustee being subject to regulation under the Investment Company Act of 1940.

Governing Law

The Indenture and the Notes are governed by the laws of the State of New York, without reference to principles of conflicts of law.

The Trustee

The Bank of New York is the trustee under the Indenture. The address of the trustee is 101 Barclay Street, Floor 21 West, New York, New York 10286. The trustee is also the trustee with respect to the indentures relating to Level 3’s other senior notes, senior discount notes and convertible subordinated notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Level 3, as such, shall have any liability for any obligations of Level 3 under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, these obligations or their creation, solely by reason of its status as director, officer, employee, incorporator or stockholder of Level 3. By accepting Notes each holder waives and releases all liability of this kind. The waiver and release are part of the consideration for issuance of the Notes. Nevertheless, the waiver may not be effective to waive liabilities under the federal securities laws, and the SEC has taken the view that these types of waivers are against public policy.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. Level 3, the exchange agent and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Level 3 may require a holder to pay any taxes and fees required by law or permitted by the Indenture.

Book-Entry System; Global Note

The Notes were issued in the form of one or more global securities registered in the name of The Depository Trust Company, or DTC, or its nominee.

DTC or its nominee credits the accounts of persons holding through it with the principal amounts represented by the global security purchased by those persons. Those accounts initially were designated by the initial purchasers. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC, or participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC, with respect to participants’ interests and the records of participants relating to interests of persons other than participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented by the global security for all purposes under the Indenture. Level 3 has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit on its book-entry registration and transfer system the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of the global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in street name and will be the sole responsibility of those participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated notes only if:

(1) DTC notifies Level 3 that it is unwilling or unable to continue as a depositary for the global security if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days;

(2) Level 3 in its discretion at any time determines not to have all the Notes represented by such global security; or

(3) a Default or an Event of Default relating to the Notes represented by the global security has occurred and is continuing.

Any global security that is exchangeable for certificated Notes in accordance with the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in the names as DTC or any successor depositary holding the global security may direct. However, a global security is only exchangeable, for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. If a global security becomes exchangeable for certificated notes:

(1) certificated Notes will be issued only in fully registered form in denominations of $1,000 principal amount or principal amount at maturity, as applicable, or integral multiples of $1,000;

(2) payment of principal, of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of Level 3 maintained for those purposes; and

(3) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although Level 3 may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with the issuance.

So long as DTC or any successor depositary for a global security or any nominee is the registered owner or holder of the global security, DTC or successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global security for all purposes under the Indenture and the Notes.

Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary. And, if that person is not a participant, the person must rely on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if Level 3 requests any action of holders or an owner of a beneficial interest in a global security desires to take any action under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to take that action. The participants then would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised Level 3 that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account with DTC interests in the global security are credited. Further, DTC will take action only as to the portion of the aggregate principal amount at maturity of the Notes as to which the participant or participants has or have given the direction.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform these procedures, and the procedures may be discontinued at any time. None of Level 3, the trustee, any agent of Level 3 or the initial purchasers have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC has provided the following information to us. DTC is a:

(1) limited-purpose trust company organized under the New York Banking Law;

(2) a banking organization within the meaning of the New York Banking Law;

(3) a member of the U.S. Federal Reserve System;

(4) a clearing corporation within the meaning of the New York Uniform Commercial Code; and

(5) a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

DESCRIPTION OF CONVERTIBLE SUBORDINATED NOTES

6% Convertible Subordinated Notes due 2009 and 6% Convertible Subordinated Notes due 2010

(each a series of “Convertible Subordinated Notes”)

For purposes of this “Description of Convertible Subordinated Notes,” the words “Company,” “Level 3,” “we,” “us,” and “our” refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

This section is only a summary; it does not describe every aspect of the Convertible Subordinated Notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the applicable indentures, including definitions of some terms used in the indentures. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the indentures. We do not describe the meaning for all defined terms. Whenever we refer to particular defined terms of the applicable indentures in this prospectus, these defined terms are incorporated by reference in this prospectus.

The indenture and the related supplemental indentures are governed by the Trust Indenture Act. The terms of the Convertible Subordinated Notes include those stated in the indenture and the related supplemental indentures and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture and the related supplemental indentures because they, not this description, define your rights as a holder of the Convertible Subordinated Notes. The indenture and the related supplemental indentures are filed as exhibits to the registration statement of which this prospectus is a part.

Since many provisions of the indenture and related supplemental indentures are identical, they are described together below, but the provisions of the supplemental indenture apply only to the notes outstanding thereunder. The term “Notes” in this section refers to the applicable series of 2009 Convertible Subordinated Notes or 2010 Convertible Subordinated Notes as issued under the supplemental indenture relating to such notes and the term “Indenture” in this section refers to the indenture and the related supplemental indentures under which the applicable 2009 Convertible Subordinated Notes and 2010 Convertible Subordinated Notes were issued.

General

The 2009 Convertible Subordinated Notes were issued under an indenture dated as of September 20, 1999, between Level 3 and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee, and a first supplemental indenture dated as of September 20, 1999 between Level 3 and the trustee. The 2010 Convertible Subordinated Notes were issued under the same indenture and a second supplemental indenture dated as of February 29, 2000 between Level 3 and the trustee. The 2009 Convertible Subordinated Notes and the 2010 Convertible Subordinated Notes are each a separate series of debt securities, and as such will vote separately on matters under the indenture.

As of March 31, 2005, approximately $362 million aggregate principal amount of the 2009 Convertible Subordinated Notes was outstanding. The selling securityholder is offering $124.594 million aggregate principal amount of 2009 Convertible Subordinated Notes pursuant to this prospectus.

As of March 31, 2005, approximately $514 million aggregate principal amount of the 2010 Convertible Subordinated Notes was outstanding. The selling securityholder is offering $56.610 million aggregate principal amount of 2010 Convertible Subordinated Notes pursuant to this prospectus.

The Notes are unsecured, direct, general, subordinated obligations of Level 3. The 2009 Convertible Subordinated Notes will mature on September 15, 2009 and the 2010 Convertible Subordinated Notes will mature on March 15, 2010.

The Notes bear interest at the rate of 6% per annum payable on March 15 and September 15 of each year, to the person in whose name the note is registered at the close of business on the preceding March 1 or September 1, as the case may be.

The 2009 Convertible Subordinated Notes and the 2010 Convertible Subordinated Notes are convertible into shares of common stock initially at the initial rate of 15.3401 and 7.416 shares of common stock per each $1,000 principal amount of notes, respectively, in each case subject to adjustment upon the occurrence of certain events described below under “—Conversion Rights,” at any time before the close of business on the Business Day immediately preceding the maturity dates of the Notes, respectively, unless previously repurchased by Level 3, or unless Level 3 has caused the conversion rights of holders of notes to expire, as specified below under “—Repurchase at Option of Holders Upon a Change of Control” and “—Expiration of Conversion Rights.”

The Notes are subject to repurchase by Level 3 at the option of the holders, as described below under “—Repurchase at Option of Holders Upon a Change of Control.”

The principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be surrendered for registration of transfer, exchange and conversion, at the office or agency of the trustee in the Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of Level 3, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. See “—Payment and Conversion.” Payments, transfers, exchanges and conversions relating to beneficial interests in the Notes issued in book-entry form will be subject to the procedures applicable to global notes described below.

Level 3 has appointed the trustee at its Corporate Trust Office as paying agent, transfer agent, registrar and conversion agent for the Notes. In such capacities, the trustee will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of Notes represented by the global note, as defined below, and accepting Notes for exchange and registration of transfer, (2) ensuring that payments of principal, premium, if any, and interest received by the trustee from Level 3 in respect of the Notes are duly paid to DTC or its nominees, (3) transmitting to Level 3 any notices from holders of the Notes, (4) accepting conversion notices and related documents and transmitting the relevant items to Level 3 and (5) delivering certificates for common stock issued upon conversion of the Notes.

Level 3 will cause each transfer agent to act as a registrar and will cause to be kept at the office of such transfer agent a register in which, subject to such reasonable regulations as it may prescribe, Level 3 will provide for registration of transfers of the Notes. Level 3 may vary or terminate the appointment of any paying agent, transfer agent or conversion agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts, provided that there shall at all times be maintained by Level 3, a paying agent, a transfer agent and a conversion agent in the Borough of Manhattan, The City of New York. Level 3 will cause notice of any resignation, termination or appointment of the trustee or any paying agent, transfer agent or conversion agent, and of any change in the office through which any such agent will act, to be provided to holders of the Notes.

No service charge will be made for any registration of transfer or exchange of the Notes, but Level 3 may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The Notes were issued in fully registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples in excess thereof.

The Notes are represented by one or more notes in registered, global form, without interest coupons. The global notes were deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “—Exchanges of Book-Entry Notes for Certificated Notes.”

Exchanges of Book-Entry Notes for Certificated Notes

A beneficial interest in a global note may not be exchanged for Notes in certificated form unless (1) DTC (x) notifies Level 3 that it is unwilling or unable to continue as Depositary for the global note or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case Level 3 thereupon fails to appoint a successor Depositary within 90 days, (2) Level 3, at its option, notifies the trustee in writing that it elects to cause the issuance of the Notes in certificated form or (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures.

Certain Book-Entry Procedures for Global Notes

The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them from time to time. Level 3 takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

DTC has advised Level 3 as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“participants”) and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants, or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC has advised Level 3 that its current practice, upon the issuance of a global note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees, with respect to interests of participants, and the records of participants and indirect participants, with respect to interests of persons other than participants.

As long as DTC, or its nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such global note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under “—Exchanges of Book-Entry Notes for Certificated Notes,” owners of beneficial interests in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the global note, or any Notes represented thereby, under the Indenture or the Notes. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a participant, those of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture or such Notes.

Investors may hold their interests in the global note directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global note will be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Cash payment of the principal of, interest on or the repurchase of the global note will be made to DTC or its nominee, as the case may be, as the registered owner of the global note by wire transfer of immediately available funds on each relevant payment date. Neither Level 3, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note including any delay by DTC or any participant or indirect participant in identifying the beneficial ownership interests, and Level 3 and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

Level 3 expects that DTC or its nominee, upon receipt of any cash payment of principal, interest or the repurchase price in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such Notes as shown on the records of DTC or its nominee (adjusted as necessary so that such payments are made with respect of whole notes only), unless DTC has reason to believe that it will not receive payment on such payment date. Level 3 also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Notice of the expiration of conversion rights will be sent to DTC or its nominee.

Neither DTC nor its nominee will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns DTC’s, or its nominee’s, consenting or voting rights to those participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.

Interests in the global notes will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised Level 3 that it will take any action permitted to be taken by a holder of the Notes, including the presentation of Notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, as defined below, under the Notes, DTC reserves the right to exchange the global notes for Notes in certificated form, and to distribute such Notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global note among participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of Level 3, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Payment and Conversion

The principal of the Notes will be payable in U.S. dollars, against surrender thereof at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, in U.S. currency by dollar check or by transfer to a dollar account maintained by the holder with a bank in New York City. Payment of interest on Notes may be made by dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or, upon written application by the holder to the Security Registrar setting forth instructions not later than the relevant Record Date, by transfer to a dollar account maintained by the holder with a bank in the United States.

Payments in respect of the principal of, and premium, if any, and interest on any global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Level 3 and the trustee will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Level 3, the trustee nor any agent of Level 3 or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes, or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Any payment on Notes due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue on such payment for the period from and after such date. “Business Day,” when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such place of payment, place of conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

The Notes may be surrendered for conversion at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York. In the case of global notes, conversion will be effected by DTC upon notice from the holder of a beneficial interest in a global note in accordance with its rules and procedures. Notes surrendered for conversion must be accompanied by a conversion notice and any payments in respect of interest, as applicable, as described below under “—Conversion Rights.”

All moneys (1) deposited with the trustee or any paying agent or (2) then held by Level 3 in trust for the payment of principal, premium, if any, or interest on the Notes which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to Level 3, and the holder of such Notes will thereafter look only to Level 3 for payment thereof.

Conversion Rights

The holder of the Notes has the right, at the holder’s option, to convert any portion of the principal amount of such note that is an integral multiple of $1,000 into shares of common stock at any time prior to the close of business on the Business Day immediately preceding the maturity date, unless previously repurchased by Level 3 or unless Level 3 has caused the conversion rights of holders of Notes to expire. See “—Expiration of Conversion Rights” and “—Repurchase at Option of Holders Upon a Change of Control.” The 2009 Convertible Subordinated Notes and the 2010 Convertible Subordinated Notes are convertible into shares of common stock initially at the initial rate of 15.3401 and 7.416 shares of common stock per each $1,000 principal amount of notes (the “Conversion Rate”), respectively, subject to adjustment in certain events as described below. The right to convert a Notes delivered for repurchase will terminate (1) at the close of business on the Business Day immediately preceding the Repurchase Date, as defined below, for such note, unless Level 3 defaults in making the payment due upon repurchase and (2) if Level 3 has exercised its right in accordance with the terms of the Indenture to cause the conversion right of holders to expire, on the conversion expiration date.

The right of conversion attaching to the Notes may be exercised by the holder by delivering the note at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, accompanied by a duly signed and completed notice of conversion, a copy of which may be obtained from the trustee. The conversion date will be the date on which the Notes and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, Level 3 will issue and deliver to the trustee a certificate or certificates for the number of full shares of common stock issuable upon conversion, together with payment in lieu of any fraction of a share; such certificate will be sent by the trustee to the Conversion Agent for delivery to the holder. Such shares of common stock issuable upon conversion of the Notes, in accordance with the provisions of the Indenture, will be fully paid and nonassessable and will also rank pari passu with the other shares of the common stock outstanding from time to time.

Holders that surrender the Notes for conversion on a date that is not an Interest Payment Date are not entitled to receive any interest for the period from the next preceding Interest Payment Date to the date of conversion, except as described below. However, holders of Notes on a Regular Record Date, including the Notes surrendered for conversion after the Regular Record Date, will receive the interest payable on such Notes on the next succeeding Interest Payment Date. Accordingly, any such Notes surrendered for conversion during the period from the close of business on a Regular Record Date to the opening of business on the next succeeding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of notes being surrendered for conversion; provided, however, that no such payment will be required upon the conversion of any such Notes, or portion thereof, that is eligible to be delivered for repurchase if, as a result, the right to convert such Notes would terminate during the period between such Regular Record Date and the close of business on the next succeeding Interest Payment Date.

No other payment or adjustment for interest, or for any dividends in respect of common stock, will be made upon conversion. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record date before the close of business on the conversion date. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by Level 3 based on the market price of the common stock at the close of business on the date of conversion.

A holder delivering a Note for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of common stock on conversion. However, Level 3 shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than that of the holder of the such notes. Certificates representing shares of common stock will not be issued or delivered unless the person requesting such issue has paid to Level 3 the amount of any such tax or duty or has established to the satisfaction of Level 3 that such tax or duty has been paid.

The Conversion Rate is subject to adjustment in certain events, including without duplication:

(a) dividends, and other distributions, payable in common stock on shares of stock of Level 3,

(b) the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock (or securities convertible into common stock) at less than the then Average Current Market Price (determined as provided in the Indenture) of such common stock as of the record date for holders entitled to receive such rights, options or warrants,

(c) subdivisions, combinations and reclassifications of common stock,

(d) distributions to all holders of common stock of evidences of indebtedness of Level 3, shares of capital stock, cash or assets, including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (a) and (b) above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies,

(e) distributions consisting exclusively of cash, excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the next succeeding paragraph applies, to all holders of common stock in an aggregate amount that, combined together with (1) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration payable in respect of any tender offer by Level 3 or any of its subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of Level 3’s market capitalization, being the product of the Average Current Market Price of the common stock on the record date for such distribution and the number of shares of common stock then outstanding, and

(f) the successful completion of a tender offer made by Level 3 or any of its subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender offer by Level 3 or any of its subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of Level 3’s market capitalization on the expiration of such tender offer.

Level 3 reserves the right to make such increases in the Conversion Rate in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the Conversion Rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Rate. Level 3 shall compute any adjustments to the Conversion Rate pursuant to this paragraph and will give notice to the holders of any such adjustments.

In case of any consolidation or merger of Level 3 with or into another person or any merger of another person into Level 3, other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the common stock, or in the case of any sale or transfer of all or substantially all of the assets of Level 3, Notes then outstanding will, without the consent of the holder of any such Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which such Notes were convertible immediately prior thereto, assuming such holder of common stock failed to exercise any rights of election and that such Notes were then convertible.

Level 3 from time to time may increase the Conversion Rate by any amount for any period of at least 20 days (which increase is irrevocable during such period), in which case Level 3 shall give at least 15 days’ notice of such increase, if the Board of Directors has made a determination that such increase would be in the best interests of Level 3, which determination shall be conclusive. No such increase shall be taken into account for purposes of determining whether the Current Market Price of the common stock exceeds the Conversion Price, as defined below, by 105% in connection with an event which otherwise would be a Change of Control or for purposes of determining whether the Current Market Price exceeds the triggering levels in connection with termination of conversion rights provision. See “—Expiration of Conversion Rights.”

If at any time Level 3 makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for United States federal income tax purposes, e.g., distributions of evidences of indebtedness or assets of Level 3, but generally not stock dividends on common stock or rights to subscribe for common stock, and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Notes are convertible is increased, such increase may be deemed for United States federal income tax purposes to be the payment of a taxable dividend to holders of such notes. See “Certain United States Federal Income Tax Considerations.”

Subordination

The payment of the principal of, premium, if any, and interest on the Notes, including amounts payable on any repurchase, will be subordinated in right of payment to the extent set forth in the Indenture to the prior full and final payment in cash of all Senior Debt of Level 3. “Senior Debt” means the principal of, and premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed:

(a) indebtedness of Level 3 evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

(b) all obligations of Level 3 for money borrowed,

(c) all obligations of Level 3 evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

(d) obligations of Level 3 (1) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

(e) all obligations of Level 3 under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

(f) all obligations of Level 3 with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

(g) all obligations of Level 3 issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

(h) all obligations of the type referred to in clauses (a) through (g) above of another person and all dividends of another person, the payment of which, in either case, Level 3 has assumed or guaranteed, or for which Level 3 is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of Level 3, and

(i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph;

provided, however, that Senior Debt shall not include the notes or any such indebtedness or obligation if the terms of such indebtedness or obligation, or the terms of the instrument under which, or pursuant to which it is issued expressly provide that such indebtedness or obligation is not superior in right of payment to the Notes.

No payment in respect of the Notes, whether on account of principal of or premium, if any, or interest on, or repurchase of, the Notes or otherwise (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture provided that the establishment of such defeasance trust is permitted by the terms of all Senior Debt) may be made by Level 3 if (1) a default in the payment of principal, premium, if any, or interest, including a default under any redemption or repurchase obligation, or other amounts with respect to Senior Debt occurs or (2) any other default occurs and is continuing with respect to Senior Debt that permits the holders thereof to accelerate (with notice, lapse of time or both) the maturity thereof. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in the case of a nonpayment default, the date on which such nonpayment default is cured or waived if the maturity of such Senior Debt has not been accelerated.

In addition, upon any acceleration of the principal due on the Notes as a result of an Event of Default or payment or distribution of assets of Level 3 to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, of Level 3, all principal, premium, if any, interest and other amounts payable on all Senior Debt must be paid in full in cash before the holders of the Notes are entitled to receive any payment (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture provided that the establishment of such defeasance trust is permitted by the terms of all Senior Debt). By reason of such subordination, in the event of insolvency, creditors of Level 3 who are holders of Senior Debt may recover more, ratably, than the holders of the Notes, and such subordination may result in a reduction or elimination of payments to the holders of the Notes. As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Senior Notes due 2011 that we consummated on April 4, 2005, Level 3 would have had approximately $5.076 billion of Senior Debt outstanding, including $1.230 billion of its subsidiaries’ debt guaranteed by Level 3. Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors of any of our subsidiaries, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the Notes. As a result, the Notes will be structurally subordinated to all preferred stock, indebtedness and other liabilities, including trade payables and lease obligations, of Level 3’s subsidiaries and any right of Level 3 to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that Level 3 itself is recognized as a creditor of such subsidiary, in which case the claims of Level 3 would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Level 3. Borrowings under our secured credit facility are indebtedness of our subsidiaries, are structurally senior to the Notes, and will be secured by substantially all of the Company’s assets and, subject to certain exceptions, the assets of the Company’s wholly-owned domestic subsidiaries. In addition, the secured credit facility restricts the ability of Level 3’s subsidiaries to pay dividends and make loans and advances to Level 3.

The Indenture does not limit the ability of Level 3 or any of its subsidiaries to incur indebtedness, including Senior Debt.

Expiration of Conversion Rights

Level 3 may, at its option, cause the conversion rights of holders of Notes to expire. Level 3 may exercise this option, only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of common stock exceeded 140% of the Conversion Price, subject to adjustment in certain circumstances. In order to exercise its option to cause the conversion rights of holders of the Notes to expire, Level 3 must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the conversion expiration date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met. The press release shall announce the conversion expiration date and provide the current conversion price of the Notes and the Current Market Price of the common stock, in each case as of the close of business on the trading day next preceding the date of the press release. The term “Conversion Price” means $1,000 divided by the Conversion Rate.

Notice of the expiration of conversion rights will be given by Level 3 by first-class mail to the holders of the Notes not more than four business days after Level 3 issued the press release. Conversion rights will terminate at the close of business on the conversion expiration date which will be a date selected by Level 3 not less than 30 nor more than 60 days after the date on which Level 3 issues the press release announcing its intention to terminate conversion rights of the Notes.

The term “Current Market Price” of common stock for any day means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and ask prices of the common stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the board of directors of Level 3 for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the board of directors of Level 3.

Repurchase at Option of Holders Upon a Change of Control

If a Change of Control, as defined below, occurs, each holder of the Notes shall have the right, at the holder’s option, to require Level 3 to repurchase all of such holder’s Notes, or any portion of the principal amount thereof that is equal to $5,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Repurchase Date”) that is no earlier than 30 nor later than 60 days after the date of the Company Notice, as defined below, at a price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued to the Repurchase Date (the “Repurchase Price”). Level 3’s obligation to make or consummate such a repurchase ceases upon defeasance of the Indenture.

Level 3 may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase Price in common stock valued at 95% of the average of the closing sales prices of the common stock for the five trading days immediately preceding and including the third day prior to the Repurchase Date; provided that payment may not be made in common stock unless Level 3 satisfies certain conditions with respect thereto prior to the Repurchase Date as provided in the Indenture.

Within 30 days after the occurrence of a Change of Control, Level 3 is obligated to give to all holders of the Notes notice, as provided in the Indenture (the “Company Notice”), of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. Level 3 must also deliver a copy of the Company Notice to the trustee. To exercise the repurchase right, a holder of the Notes must deliver on or before the 30th day after the date of the Company Notice written notice to the trustee of the holder’s exercise of such right, together with the Notes with respect to which the right is being exercised.

A “Change of Control” at such time after the original issuance of the Notes, means the occurrence of the following events:

(1) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, as defined below, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any voting stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”)

so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Level 3 and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred; or

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Level 3 then in office; or

(4) the stockholders of Level 3 shall have approved any plan of liquidation or dissolution of Level 3;

provided, however, that a Change of Control shall not be deemed to have occurred if the Current Market Price of the common stock for any five trading days within the period of 10 consecutive trading days beginning immediately after the later of the Change of Control or the public announcement of the Change of Control shall equal or exceed 105% of the Conversion Price of the Notes, in effect on each such trading day; provided further that if the Change of Control results in the reclassification, conversion, exchange of outstanding shares of common stock of Level 3, such 10 consecutive trading day period shall be measured as ending immediately before the Change of Control.

“Permitted Holders” means the members of Level 3’s board of directors on April 28, 1998 and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the voting stock of such person.

“Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency. “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into any equity interest), warrants or options to acquire an equity interest in such person.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the Notes. Level 3 will comply with this rule to the extent applicable at that time.

Level 3 may, to the extent permitted by applicable law, at any time purchase Notes in the open market or by tender at any price or by private agreement. Any note so purchased by Level 3 may, to the extent permitted by applicable law, be reissued or resold or may, at Level 3’s option, be surrendered to the trustee for cancellation. Any Notes surrendered as aforesaid may not be reissued or resold and will be canceled promptly.

The foregoing provisions would not necessarily afford holders of the Notes protection in the event of highly leveraged or other transactions involving Level 3 that may adversely affect holders.

Level 3’s ability to repurchase the Notes upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control constitutes an event of default under its secured credit facility. Moreover, the occurrence of a Change in Control could cause an event of default under, or be prohibited or limited by, the terms of other Senior Debt of Level 3. As a result, in each case, any repurchase of the Notes would, absent a waiver, be prohibited under the subordination provisions of the Indenture until the Senior Debt is paid in full. Level 3’s obligation to purchase the Notes under this covenant will, unless consents are obtained, require Level 3 to repay either prior to or concurrently with the Notes repurchase all Senior Debt then outstanding that would by its terms prohibit the Notes repurchase, including Level 3’s existing senior notes and the senior secured credit facility.

Further, Level 3 may not have the financial resources and may not be able to arrange financing, to pay the Repurchase Price for all the Notes that might be delivered by holders of the Notes seeking to exercise the repurchase right. Level 3’s ability to repurchase Notes with cash may also be limited by the terms of its subsidiaries’ borrowing arrangements due to dividend or other restrictions. Level 3’s senior secured credit facility restricts the ability of Level 3’s subsidiaries to pay dividends and make loans and advances to Level 3. Any failure by Level 3 to repurchase the Notes when required following a Change of Control would result in an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture. Any such default may, in turn, cause a default under Senior Debt of Level 3. See “—Subordination.”

Mergers and Sales of Assets by Level 3

Level 3 may not consolidate with or merge into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, and Level 3 shall not permit any person to consolidate with or merge into Level 3 or convey, transfer, sell or lease such person’s properties and assets substantially as an entirety to Level 3, unless:

(a) the person formed by such consolidation or into or with which Level 3 is merged or the person to which the properties and assets of Level 3 are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than Level 3, shall expressly assume the due and punctual payment of the principal of and, premium, if any, and interest on the notes and the performance of the other covenants of Level 3 under the Indenture,

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and

(c) an officers’ certificate and legal opinion relating to the conditions described in (a) and (b) above is delivered to the trustee.

Events of Default

The following will be Events of Default under the Indenture:

(a) failure to pay principal of or premium, if any, on any Notes when due, whether or not such payment is prohibited by the subordination provisions of the Indenture,

(b) failure to pay any interest on any Notes when due, continuing for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture,

(c) failure to pay when due the Repurchase Price of any Notes required to be repurchased pursuant to the provisions described under “—Repurchase at Option of Holders Upon Change of Control”, whether or not a Company Notice is prohibited by the subordination provisions of the Indenture,

(d) failure to perform or comply with provisions described under “— Mergers and Sales of Assets by Level 3,”

(e) failure to perform any other covenant of Level 3 in the Indenture, continuing for 60 days after written notice to Level 3 by the trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes,

(f) failure to pay when due any indebtedness for money borrowed by Level 3 or any subsidiary that is a restricted subsidiary under the indentures governing Level 3’s outstanding senior notes totaling $25 million or more if such failure shall have continued after the applicable grace period and shall not have been cured or waived or the acceleration of any indebtedness for money borrowed by Level 3 or any such restricted subsidiary totaling $25 million or more,

(g) any judgment or judgments for the payment of money in an aggregate amount in excess of $25 million that shall be rendered against Level 3 or any subsidiary and that shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect, and

(h) certain events of bankruptcy, insolvency or reorganization affecting Level 3 or any Significant Subsidiary (as defined in the Indenture).

Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an Event of Default, other than an Event of Default specified in clause (h) above with respect to the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances as set forth in the Indenture, rescind and annul such acceleration if all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) occurs and is continuing with respect to the Company, then the principal of, and accrued interest on, all of the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the holders of the Notes or the trustee. For information as to waiver of defaults, see “—Modification and Waiver” below.

No holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Notes for the enforcement of payment of the principal of or premium, if any, or interest on such Notes on or after the respective due dates expressed in such Notes or of the right to convert such note in accordance with the Indenture.

Level 3 will be required to furnish to the trustee annually a statement as to the performance by Level 3 of certain of its obligations under each of the Indenture and as to any default in such performance.

Modification and Waiver

Level 3 and the trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture:

(a) to evidence the succession of another person to Level 3 and the assumption by such successor of the covenants of Level 3 in the Indenture and the Notes,

(b) to add to the covenants of Level 3, for the benefit of the holders or to surrender any right or power conferred upon Level 3 by the Indenture,

(c) to add any additional Events of Default,

(d) to provide for uncertificated Notes in addition to or in place of certificated Notes,

(e) to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee,

(f) to secure the Notes,

(g) to comply with the Trust Indenture Act or the Securities Act,

(h) to add guarantees with respect to the Notes, or

(i) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the holders in any material respect.

Other modifications and amendments of the Indenture may be made, and certain past defaults by Level 3 may be waived, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes, at the time outstanding. However, no such modification or amendment may, without the consent of the holders of all outstanding Notes affected thereby:

(a) change the stated maturity of the principal of, or any installment of interest on, any Notes,

(b) reduce the principal amount of, or the premium, if any, or interest on, any Notes,

(c) modify the provisions with respect to a expiration of conversion rights in a manner adverse to the holders,

(d) at any time after a Change of Control has occurred, modify the provisions with respect to the repurchase right of the holders in a manner adverse to the holders,

(e) change the place or currency of payment of principal of, premium, if any, or interest on, any Notes (including any payment of the Repurchase Price in respect of such note),

(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Notes,

(g) except as otherwise permitted or contemplated by provisions concerning consolidation, merger, conveyance, transfer, sale or lease of all or substantially all of the property and assets of Level 3, adversely affect the right of holders to convert any of the Notes other than as provided in the Indenture,

(h) modify the conversion or subordination provisions in a manner adverse to the holders of the Notes,

(i) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture,

(j) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or

(k) reduce the percentage in aggregate principal amount of outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

The holders of a majority in aggregate principal amount of the outstanding Notes, may waive compliance by Level 3 with certain restrictive provisions of the Indenture by written consent or by the adoption of a resolution at a meeting. The holders of a majority in aggregate principal amount of the outstanding Notes, also may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest, by written consent.

The Indenture contains provisions for convening meetings of holders of the Notes.

Reports

Whether or not Level 3 is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Level 3 shall file with the Commission the annual reports, quarterly reports and other documents which Level 3 would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Level 3 were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Level 3 would have been required to file them. Level 3 shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (ii) file with the trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Level 3 would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Level 3 were subject thereto and (b) if filing such documents by Level 3 with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder.

Notices

Notice to holders of the Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given on the date of mailing of the notice.

Notice of expiration of conversion rights will be given at least once not less than 30 nor more than 60 days prior to the conversion expiration date, which notice shall be irrevocable, and will specify the conversion expiration date.

Replacement of Notes

Notes that become mutilated, destroyed, stolen or lost will be replaced by Level 3 at the expense of the holder upon delivery to the trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Level 3 and the trustee. In the case of lost, stolen or destroyed Notes, indemnity satisfactory to the trustee and Level 3 may be required at the expense of the holder of such Notes before a replacement note will be issued.

Satisfaction and Discharge

The provisions in the Indenture relating to defeasance will be applicable to the Notes. Level 3’s obligation to make or consummate a repurchase of Notes upon the occurrence of a Change of Control ceases upon defeasance of the Indenture.

Governing Law

The Indenture and the Notes are governed by laws of the State of New York, without reference to principles of conflicts of laws.

The Trustee

The trustee for the holders of the Notes issued under the Indenture is The Bank of New York, which is also the trustee with respect to the indentures relating to Level 3’s other senior notes, senior discount notes and Notes. In case an Event of Default shall occur, and shall not be cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Notes, unless they shall have offered to the trustee reasonable security or indemnity.

The Indenture and the Trust Indenture Act contain limitations on the rights of the trustee, should the trustee become a creditor of Level 3, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with Level 3 or any affiliate of Level 3; provided, however, that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

DESCRIPTION OF CONVERTIBLE SENIOR NOTES

10% Convertible Senior Notes due 2011 (the “Convertible Senior Notes”)

For purposes of this “Description of Convertible Senior Notes,” the words “Company,” “Level 3,” “we,” “us,” and “our” refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

This section is only a summary; it does not describe every aspect of the Convertible Senior Notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the Convertible Senior Notes Indenture, including definitions of some terms used in the Indenture. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the Indenture. We do not describe the meaning all defined terms. Whenever we refer to particular defined terms of the Indenture in this prospectus, these defined terms are incorporated by reference in this prospectus.

The Indenture is governed by the Trust Indenture Act. The terms of the Convertible Senior Notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act. We urge you to read the Indentures because they, not this description, define your rights as a holder of the Convertible Senior Notes. The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The term “Notes” in this section refers to the Convertible Senior Notes as issued under the Indenture relating to such notes and the term “Indenture” in this section refers to the indenture under which the Convertible Senior Notes were issued.

General

The Notes were issued under the amended and restated indenture dated as of July 8, 2003, between us and The Bank of New York, as trustee, as supplemented by a second supplemental indenture dated as of April 4, 2005.

As of April 30, 2005, $880 million aggregate principal amount of the Convertible Senior Notes was outstanding. The selling securityholder is offering $400 million aggregate principal amount of Convertible Senior Notes pursuant to this prospectus.

The Notes are convertible into shares of our common stock as described under “—Conversion Rights” below. The Notes will mature on May 1, 2011, unless earlier purchased by Level 3 or converted. The Notes were issued in denominations of $1,000 and multiples of $1,000.

The Notes bear interest at the rate of 10% per year payable on May 1 and November 1 of each year to holders of record at the close of business on the preceding April 15 or October 15, respectively.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder upon a designated event, interest will cease to accrue on the applicable Notes under the terms of and subject to the conditions of the Indenture.

Principal will be payable, and the Notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York, New York.

The Indenture does not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change of control of Level 3, except to the extent described under “—Purchase at Option of Holders upon a Designated Event” below.

If any interest payment date or maturity date of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

We will not pay any additional amounts on the Notes to compensate any beneficial owner for any withholding tax imposed on payments of principal, interest, or premium, if any, on the Notes.

Unless specifically provided otherwise, when we use the term “holder” in this section of the prospectus we mean the person in whose name such Note is registered in the security register.

Ranking

The Notes are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsubordinated indebtedness. As of March 31, 2005, after giving pro forma effect to the offering of the $880 million Convertible Series Notes due 2011 which was consummated on April 4, 2005, we would have had approximately $3.846 billion (excluding the debt of our subsidiaries) outstanding in unsecured and unsubordinated indebtedness. The Indenture contains no restrictions on the amount of additional indebtedness we may incur. The Notes will be effectively junior to obligations incurred under our credit facility. The borrower under our credit facility is our subsidiary, Level 3 Financing, Inc. We and several other subsidiaries guarantee Level 3 Financing, Inc.’s obligations under our credit facility. Our credit facility and these guarantees are secured by a substantial portion of our assets and substantially all of the assets of Level 3 Financing, Inc. and our subsidiaries that are guarantors, and we are required to use commercially reasonable efforts to provide additional guarantees and security in the future. The Notes also will be effectively junior to Level 3’s secured obligations incurred under future credit facilities, receivables and purchase money indebtedness and certain other arrangements that are secured. In addition, the Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the Notes. As of March 31, 2005, our subsidiaries had approximately $2.466 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), but excluding intercompany liabilities, all of which liabilities are structurally senior to the notes. See “Risk Factors—Because the Notes that you hold are unsecured, you may not be fully repaid if we become insolvent,” “Risk Factors—Because the notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent,” and “Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the Notes.”

Conversion Rights

A holder may convert a Note, in integral multiples of $1,000 principal amount, into 277.77 shares of common stock per $1,000 principal amount of notes (the “conversion rate”) at any time after the earlier of (i) a “change of control” (as defined under “—Purchase at Option of Holders upon a Designated Event”) shall have occurred and (ii) January 1, 2007 until the close of business on April 30, 2011, unless such note is earlier purchased by Level 3. The conversion rate is subject to adjustment as described below. Except as described below, no cash payment or other adjustment will be made on conversion of any Note for interest accrued thereon or for dividends on any common stock. Our delivery to the holder of the full number of shares of our common stock into which a Note is convertible, together with any cash payment for such holder’s fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the Notes and any accrued and unpaid interest. Any accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. In addition, a holder may be entitled to receive a make-whole premium as described under “—Purchase at Option of Holders upon a Designated Event.”

As a condition to conversion of the Notes, a holder must deliver to us a certificate representing that either such holder has obtained clearance from applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or that such holder qualifies for an exemption under the HSR Act.

If Notes are converted after a record date for an interest payment but prior to the next interest payment date, those Notes must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted; provided, however, that no such payment need be made if (1) we have specified a redemption date that is after a record date but on or prior to the next interest payment date or (2) we have specified a designated event purchase date that is during such period. Accordingly, under those circumstances, the holder of the converted Notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion. We are not required to issue fractional shares of common stock upon conversion of Notes and instead will either, at our option (i) round such fraction up to the nearest whole number of shares or (ii) pay a cash adjustment based upon the closing sale price per share of our common stock on the last trading day before the date of conversion.

The “sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq National Market or the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated. In the absence of a quotation, we will determine the sale price on such basis as we consider appropriate.

A “trading day” means a day during which trading in securities generally occurs on the Nasdaq National Market or, if our common stock is not listed on the Nasdaq National Market or a national or regional securities exchange, on the Nasdaq System or, if our common stock is not quoted on the Nasdaq System, on the principal other market on which our common stock is then traded. If our common stock is not so listed, admitted for trading or quoted, “trading day” means any business day.

A holder may exercise the right of conversion by delivering the Notes to be converted to the specified office of the conversion agent, with a completed notice of conversion and HSR Act Certificate, together with any funds that may be required as described in the third preceding paragraph. A notice of conversion can be obtained from the trustee. The conversion date will be the date on which the Notes, the notice of conversion and any required funds have been so delivered. A holder delivering a Note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the holder of the Note. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. If a Note is to be converted in part only, a new note or notes equal in principal amount to the unconverted portion of the Note surrendered for conversion will be issued.

We will adjust the conversion rate if any of the following events occurs:

•	we issue common stock as a dividend or distribution on our common stock;

•	we issue to all holders of common stock certain rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock, as defined in the Indenture;

•	we subdivide or combine our common stock;

•	we pay a cash dividend to all holders of our common stock, or distribute shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the ten consecutive trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted; or

•	we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any another consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

If we distribute cash to holders of our common stock, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date, and (2) the denominator of which will be the same price of a share on the record date less the per share amount of the distribution. “Current market price” means the average of the daily sale prices per share of common stock for the ten consecutive trading days immediately preceding the earlier of the date of determination and the day before the “ex date” with respect to the distribution requiring such computation. For purpose of this paragraph, the term “ex date,” when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

If we have a rights plan in effect upon conversion of the Notes into common stock, you will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your Notes you will be entitled to receive the same type of consideration which you would have been entitled to receive if you had converted the Notes into our common stock immediately prior to any of these events.

You may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See “Certain United States Federal Income Tax Considerations.”

We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See “Certain United States Federal Income Tax Considerations.”

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate; provided that, all such carried forward adjustments shall be made (i) as part of any subsequent adjustment, (ii) at the time we mail a notice of redemption or (iii) at the time we notify holders of Notes of a designated event. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Optional Redemption by Level 3

The Notes will not be redeemable at the option of Level 3 prior to May 1, 2009. Beginning on that date, we may redeem all or any portion of the Notes, at once or over time, on not more than 60 nor less than 30 days’ notice. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date. However, if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will instead make the interest payment, to the record holder on the record date corresponding to such interest payment date. The following prices are for Notes redeemed during the 12-month period commencing on of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2009	103.33%
2010 and thereafter	101.67%

Selection and Notice

If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee considers fair and appropriate. The trustee may select for redemption a portion of the principal of any Note that has a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. The trustee will make the selection from Notes outstanding and not previously called for redemption; provided, however, that if a portion of a holder’s Notes are selected for partial redemption and such holder thereafter converts a portion of such notes, such converted portion will be deemed to be taken from the portion selected for redemption.

Provisions of the Indenture that apply to Notes called for redemption also apply to portions of the Notes called for redemption. If any Note is to be redeemed in part, the notice of redemption will state the portion of the principal amount to be redeemed. In the event of any redemption of less than all the Notes, we will not be required to:

•	issue or register the transfer or exchange of any Notes during a period of 15 days before any selection of such Notes for redemption, or

•	register the transfer or exchange of any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part, in which case we will execute and the trustee will authenticate and deliver to the holder a new note equal in principal amount to the unredeemed portion of the Notes surrendered.

On and after the redemption date, unless we default in the payment of the redemption price, interest will cease to accrue on the principal amount of the Notes or portions of Notes called for redemption and for which funds have been set aside for payment. In the case of Notes or portions of Notes redeemed on a redemption date which is also a regularly scheduled interest payment date, the interest payment due on such date will be paid to the person in whose name the Note is registered at the close of business on the relevant record date.

Sinking Fund

There is no sinking fund for the Notes.

Purchase at Option of Holders upon a Designated Event

If a designated event occurs as set forth below, each holder of Notes will have the right to require us to purchase for cash all of such holder’s Notes, or any portion of those Notes that is equal to $1,000 or a whole multiple of $1,000, on the date specified by us that is not later than 30 business days after the date we give notice of the designated event, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the designated event purchase date, plus, under the circumstances described below, a make-whole premium. If such designated event purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the person in whose name the Notes is registered at the close of business on the relevant record date.

If a change of control described in the second or third bullet point of the definition of change of control set forth below occurs, we will pay a make-whole premium to the holders of the Notes in addition to the purchase price of the Notes on the designated event purchase date provided, however, we will not pay a make-whole premium if a change of control described in the third bullet point of the definition of change of control occurs and at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change of control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Notes become convertible solely into such common stock and other consideration payable in such transaction or transactions. The make-whole premium will also be paid on the designated event purchase date to holders of the Notes who convert their Notes into common stock on or after the date on which we have given a notice to all holders of Notes of the occurrence of the designated event and on or before the designated event purchase date.

The make-whole premium will be determined by reference to the table below and is based on the date on which the change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the transaction constituting the change of control. If holders of our common stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date.

The following table shows what the make-whole premiums would be for each hypothetical stock price and effective date set forth below, expressed as a percentage of the principal amount of the notes.

Make-Whole Premium Upon a Change of Control (% of Face Value)

	Effective Date
Stock Price on Effective Date	5/1/05 or before	5/1/06	5/1/07	5/1/08	5/1/09	5/1/10	5/1/11
$2.25	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
$2.50	5.4	3.4	1.1	0.0	0.0	0.0	0.0
$2.75	9.9	7.6	4.8	1.5	0.0	0.0	0.0
$3.00	14.7	12.1	8.9	4.9	0.0	0.0	0.0
$4.00	24.4	21.0	16.9	11.3	0.0	0.0	0.0
$5.00	19.6	15.9	11.4	5.7	0.0	0.0	0.0
$6.00	16.2	12.4	8.1	3.0	0.0	0.0	0.0
$7.00	13.7	10.0	5.9	1.7	0.0	0.0	0.0
$8.00	11.9	8.4	4.6	1.2	0.0	0.0	0.0
$9.00	10.6	7.2	3.9	1.1	0.0	0.0	0.0
$10.00	9.7	6.5	3.4	1.2	0.0	0.0	0.0
$50.00	9.7	6.5	3.4	1.2	0.0	0.0	0.0

The actual stock price and effective date may not be set forth on the table, in which case:

•	if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the make-whole premium will be determined by a straight-line interpolation between the make-whole premiums set forth for the two stock prices and the two effective dates on the table based on a 360-day year, as applicable; provided, however, that if the actual effective date is prior to May 1, 2005, the actual effective date will be deemed to be May 1, 2005.

•	if the stock price on the effective date exceeds $50.00 per share (subject to adjustment as described below), no make-whole premium will be paid.

•	if the stock price on the effective date is less than or equal to $2.25 per share (subject to adjustment as described below), no make-whole premium will be paid.

The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the Notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

We will pay, at our option, the make-whole premium in cash, shares of our common stock or the same form of consideration used to pay for the shares of our common stock in connection with the transaction constituting the change of control.

If we decide to pay the make-whole premium in shares of our common stock, the value of our common stock to be delivered in respect of the make-whole premium shall be deemed to be equal to the average closing sale price per share of our common stock over the ten trading-day period ending on the trading day immediately preceding the designated event purchase date. We may pay the make-whole premium in shares of our common stock only if the information necessary to calculate the closing sale price per share of our common stock is published in a daily newspaper of national circulation or by other appropriate means.

In addition, our right to pay the make-whole premium in shares of our common stock is subject to our satisfying various conditions, including:

•	listing such common stock on the Nasdaq National Market or, if not so listed, on the principal United States securities exchange on which our common stock is then listed;

•	the registration of the common stock under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if required; and

•	any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

If such conditions are not satisfied with respect to a holder prior to the close of business on the designated event purchase date, we will pay the make-whole premium in cash. We may not change the form of consideration to be paid with respect to the make-whole premium once we have given the notice that we are required to give to holders of record of Notes, except as described in the immediately preceding sentence.

If we decide to pay the make-whole premium in the same form of consideration used to pay for the shares of our common stock in connection with the transaction constituting the change of control, the value of the consideration to be delivered in respect of the make-whole premium will be calculated as follows:

•	securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average closing price or last sale price, as applicable, over the ten trading-day period ending on the trading day immediately preceding the designated event purchase date;

•	other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by an independent nationally recognized investment bank selected by us; and

•	100% of any cash.

Within 20 days after the occurrence of a designated event, we are required to give notice to all holders of record of Notes, as provided in the Indenture, stating among other things, (1) the occurrence of a designated event and of their resulting purchase right and (2) if a make-whole premium is payable, whether we will pay the make-whole premium in cash, shares of our common stock or the same form of consideration used to pay for the shares of our common stock in connection with the transaction constituting the change of control. We must also deliver a copy of our notice to the trustee.

In order to exercise the purchase right upon a designated event, a holder must deliver prior to the designated event purchase date a designated event purchase notice stating among other things:

•	if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for purchase:

•	the portion of the principal amount of Notes to be purchased, in integral multiples of $1,000; and

•	that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the Indenture.

A holder may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, of the Notes which remains subject to the designated event purchase notice.

In connection with any purchase offer in the event of a designated event, we will, if required under applicable law:

•	comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

Payment of the designated event purchase price and any applicable make-whole payment for a Note for which a designated event purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the Notes, together with necessary endorsements, to the paying agent at any time after delivery of such designated event purchase notice. Payment of the designated event purchase price and any applicable make-whole payment for the Notes will be made promptly following the later of the designated event purchase date or the time of delivery of the Notes. Any make-whole premium payable in respect of Notes converted on or after the date we have given notice of the occurrence of the applicable change of control shall be paid to such holders on the designated event purchase date.

If the paying agent holds money or securities sufficient to pay the designated event purchase price of the Notes and any applicable make-whole payment on the business day following the designated event purchase date in accordance with the terms of the Indenture, then, immediately after the designated event purchase date, the Notes will cease to be outstanding and interest, including additional interest, if any, on such Notes will cease to accrue, whether or not the Notes is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the designated event purchase price and any applicable make-whole payment upon delivery of the Notes. A “designated event” will be deemed to occur upon a change of control or a termination of trading.

A “change of control” of Level 3 will be deemed to have occurred when:

•	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3 (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

•

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Level 3 (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a termination of trading shall have occurred; or

•	our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Level 3 and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred, other than

(1) any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

(2) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Level 3 then in office; or

•	the shareholders of Level 3 shall have approved any plan of liquidation or dissolution of Level 3.

“Permitted Holders” means the members of Level 3’s Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66.67% of the total voting power of the Voting Stock of such person.

“Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

The definition of change of control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of “all or substantially all” of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

Rule 13e-4 under the Exchange Act requires the dissemination of information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

We may, to the extent permitted by applicable law, at any time purchase the Notes in the open market or by tender at any price or by private agreement. Any Notes purchased by us (a) after the date that is two years from the latest issuance of the Notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any Notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

No Notes may be purchased by us at the option of holders upon the occurrence of a designated event if there has occurred and is continuing an event of default with respect to the Notes, other than a default in the payment of the designated event purchase price with respect to the Notes.

Limitation on Liens

We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the Notes or thereafter acquired, without making effective provision for securing the Notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by Level 3 of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

“Specified Indebtedness” means (A) Level 3’s 9.125% Senior Notes due 2008, 11% Senior Notes due 2008, 10.5% Senior Discount Notes due 2008, 10.75% Senior Euro Notes due 2008, 12.875% Senior Discount Notes due 2010, 11.25% Senior Euro Notes due 2010, 11.25% Senior Notes due 2010, 2.875% Convertible Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2009, 6.0% Convertible Subordinated Notes due 2010 and 5.25% Convertible Senior Notes due 2011, and (B) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, “Specified Indebtedness” shall not include indebtedness among the Company or its subsidiaries or among subsidiaries.

The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

“Acquired Debt” means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

•	either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance of each of our covenants under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

•	immediately after such transaction no default or event of default exists; and

•	we or such successor person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the Indenture with the same effect as if the successor had been named as us in the Indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes.

Events of Default and Remedies

An event of default is defined in the Indenture as being:

(1) default in payment of the principal of, or premium, if any, on the Notes;

(2) default for 30 days in payment of any installment of interest on the Notes, including additional interest;

(3) default in the payment of the designated event payment in respect of the Notes on the date for such payment or failure to provide timely notice of a designated event;

(4) default by us for 60 days after notice in the observance or performance of any other covenants in the Indenture;

(5) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our subsidiaries), which default

•	is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

•	results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

(6) failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25.0 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry; or

(7) certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries.

If an event of default (other than an event of default specified in clause (7) with respect to us) occur and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by written notice to us and the trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest, including additional interest, if any, on all the Notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest, including additional interest, if any, will become immediately due and payable, notwithstanding anything contained in the Indenture or the Notes to the contrary. If any event of default specified in clause (7) occurs with respect to us, all unpaid principal of, premium, if any, and accrued and unpaid interest, including additional interest, if any, on the Notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. A holder of a Note will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

•	such holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the Notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 30 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the Notes during those 30 days.

Subject to the provisions of the Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity satisfactory to it against any cost, expense or liability. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the Indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in the payment of principal of, premium, if any, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may rescind any acceleration of the Notes and its consequences if all existing events of default (other than the nonpayment of principal of, premium, if any, and interest on the Notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

In the case of any event of default occurring by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an event of default occurs on any date on which we are prohibited from redeeming the Notes by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the Notes on such date, then the maximum redemption premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Except as provided in the next sentence, the holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the holders of all the Notes, waive any past default or event of default under the Indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on the Notes (other than the nonpayment of principal of, premium, if any, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of all holders of Notes.

We are required to deliver to the trustee annually a statement regarding compliance with the Indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Form of Notes

The Notes are represented by one or more notes in definitive form, without interest coupons.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

•	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or mandatory repurchase of the Notes;

•	reduce the rate of, or change the time for payment of, interest on any Notes;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

•	change the coin or currency of payment of principal of, premium, if any, or interest on any Note;

•	make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

•	waive a redemption or mandatory repurchase payment with respect to any Note;

•	except as permitted by the Indenture, increase the conversion price or, other than as set forth in the succeeding paragraph, modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the holders; or

•	make any adverse change to the abilities of holders of Notes to enforce their rights under the Indenture.

Notwithstanding the foregoing, without the consent of any holder of Notes, we and the trustee may amend or supplement the Indenture or the Notes to:

•	cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which we and the trustee may deem necessary or desirable, provided such amendment does not adversely affect the Notes;

•	provide for uncertificated Notes in addition to or in place of certificated Notes or to provide for bearer notes;

•	provide for the assumption of our obligations to holders of Notes in the circumstances required under the Indenture as described under “—Merger and Consolidation”;

•	provide for conversion rights of holders of Notes in certain events such as our consolidation or merger or the sale of all or substantially all of our assets;

•	reduce the conversion price;

•	evidence and provide for the acceptance of the appointment under the Indenture of a successor trustee;

•	make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

•	to secure the Notes.

Satisfaction and Discharge

We may discharge our obligations under the Indenture (excluding certain obligations, such as the obligation to make principal and interest payments in respect of the Notes and to issue common stock upon conversion of the Notes) while Notes remain outstanding if:

•	all outstanding Notes will become due and payable at their scheduled maturity within one year, or

•	all outstanding Notes are scheduled for redemption within one year or are delivered to the trustee for conversion in accordance with the Indenture and, in either case, we have

•	deposited with the trustee an amount sufficient to pay and discharge all outstanding Notes on the date of their scheduled maturity or the scheduled date of redemption, and

•	paid all other sums then payable by us under the Indenture.

Governing Law

The Indenture provides that the Notes are governed by the laws of the State of New York without giving effect to applicable principles of conflicts of law.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Notes selected for redemption or repurchase or surrendered for conversion. Also, we are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

We have not applied and do not intend to apply for the listing of the Notes on any securities exchange.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, we will file with the SEC and furnish to the trustee and the holders of Notes all quarterly and annual financial information (without exhibits) required to be contained in a filing on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if it does not permit such filing.

The Trustee

The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. In case an event of default shall occur (and shall not be cured) and holders of the Notes have notified the trustee, the trustee will be required to exercise its powers with the degree of care and skill of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Notes, unless they shall have offered to the trustee security and indemnity satisfactory to it.

The Indenture contains certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

No Recourse Against Others

None of our directors, officers, employees, shareholders or affiliates, as such, shall have any liability or any obligations under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting Notes waives and releases all such liability. The waiver and release were part of the consideration for the Notes.

DESCRIPTION OF COMMON STOCK

Under our restated certificate of incorporation, we are authorized to issue up to 1,500,000,000 shares of our common stock.

Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of common stock are entitled to a ratable share of our net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF OTHER CAPITAL STOCK

We have summarized some of the terms and provisions of our other outstanding capital stock in this section. The summary is not complete. We have also filed our restated certificate of incorporation and our by-laws as exhibits to our annual report on Form 10-K for the year ended December 31, 2004. You should read our restated certificate of incorporation and our by-laws for additional information.

As of March 31, 2005, our authorized capital stock was 1,518,500,000 shares. Those shares consisted of:

•	1,500,000,000 shares of common stock, par value $.01 per share;

•	10,000,000 shares of preferred stock, par value $.01 per share; and

•	8,500,000 shares of Class R convertible common stock, par value $.01 per share.

As of May 3, 2005, there were 694,333,093 shares of common stock, no shares of preferred stock and no shares of Class R convertible common stock outstanding.

Preferred Stock

The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.

Anti-Takeover Provisions

We currently have provisions in our restated certificate of incorporation and by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

•	a classified board of directors;

•	a prohibition on our stockholders taking action by written consent;

•	the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board; and

•	the requirement of the affirmative vote of at least 66 2/3% of our outstanding shares of stock entitled to vote thereon to adopt, repeal, alter, amend or rescind our by-laws.

The by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

DESCRIPTION OF OTHER INDEBTEDNESS OF

LEVEL 3 COMMUNICATIONS, INC. AND LEVEL 3 FINANCING, INC.

The following is a description of our other material outstanding consolidated indebtedness. For purposes of this section of the prospectus, “Level 3” refers only to Level 3 Communications, Inc. The following summaries of outstanding indebtedness are qualified in their entirety by reference to the indentures or credit agreements, as applicable, to which each issue of indebtedness relates.

Indebtedness of Level 3 Communications, Inc.

11 1/4% Senior Notes due 2010

On February 29, 2000, Level 3 issued $250 million aggregate principal amount of 11 1/4% Senior Notes due 2010 (which are referred to as the “11 1/4% Notes”) under an indenture between Level 3 and The Bank of New York, as trustee. The 11 1/4% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11 1/4% Notes bear interest at a rate of 11 1/4% per annum, payable semiannually in arrears on March 15 and September 15.

Level 3 may redeem the 11 1/4% Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the principal amount of the 11 1/4% Notes redeemed. This premium decreases annually from approximately 5.625% for a redemption during the twelve month period beginning on March 15, 2005 to approximately 1.875% for a redemption during the twelve month period beginning on March 15, 2007.

If an event treated as a change in control of Level 3 occurs, Level 3 is obligated, subject to certain conditions, to offer to purchase all of the outstanding 11 1/4% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

The indenture relating to the 11 1/4% Notes places certain restrictions on the actions of Level 3 and some of its subsidiaries that are substantially similar to those contained in the indenture relating to the 9 1/8% Notes.

The indenture also contains a provision relating to the acceleration of the 11 1/4% Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately $96 million aggregate principal amount of the 11 1/4% Notes was outstanding.

12 7/8% Senior Discount Notes due 2010

On February 29, 2000, Level 3 issued $675 million aggregate principal amount at maturity of 12 7/8% Senior Discount Notes due 2010 (which are referred to as the “12 7/8% Discount Notes”) under an indenture between Level 3 and The Bank of New York, as trustee. The 12 7/8% Discount Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

The issue price of the 12 7/8% Discount Notes was approximately 53.308% of the principal amount at maturity. The 12 7/8% Discount Notes accrete at a rate of 12 7/8% per year, compounded semiannually, to 100% of their principal amount by March 15, 2005. Cash interest began accruing on the 12 7/8% Discount Notes on March 15, 2005 at a rate of 12 7/8% and will be payable semiannually on March 15 and September 15, beginning September 15, 2005.

Level 3 may redeem the 12 7/8% Discount Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the accreted value of the 12 7/8% Discount Notes redeemed. This premium decreases annually from approximately 6.438% for a redemption during the twelve month period beginning on March 15, 2005 to approximately 2.146% for a redemption during the twelve month period beginning on March 15, 2007.

If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 12 7/8% Discount Notes at a purchase price of 101% of the accreted value, plus accrued and unpaid interest, if any.

The indenture relating to the 12 7/8% Discount Notes places certain restrictions on the actions of Level 3 and some of its subsidiaries that are substantially similar to those contained in the indenture relating to the 9 1/8% Notes. The indenture also contains a provision relating to the acceleration of the 12 7/8% Discount Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately $488 million aggregate principal amount at maturity of the 12 7/8% Discount Notes was outstanding.

2.875% Convertible Senior Notes due 2010

On July 8, 2003, Level 3 issued $374 million aggregate principal amount of 2.875% Convertible Senior Notes due 2010 (which are referred to as the “2010 Convertible 2.875% Notes”) under an indenture between Level 3 and The Bank of New York, as trustee. The 2010 Convertible 2.875% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

The 2010 Convertible 2.875% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 2010 Convertible 2.875% Notes may be converted at the initial rate of 139.2758 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $7.18 per share.

Level 3 may redeem the 2010 Convertible 2.875% Notes, in whole or in part, at any time after July 15, 2007 only if the closing sale price of Level 3’s common stock exceeds a specified percentage of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of that period. The specified percentage decreases annually from 170% in the 12-month period beginning July 15, 2007 to 150% in the 12-month period beginning July 15, 2009. Level 3 must pay a “make whole” payment equal to the present value of all remaining scheduled payments of interest on the 2010 Convertible 2.875% Notes to be redeemed through and including July 15, 2010.

If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2010 Convertible 2.875% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any.

The indenture also contains a provision relating to the acceleration of the 2010 Convertible 2.875% Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately $374 million aggregate principal amount of the 2.875% Notes was outstanding.

5 1/4% Convertible Senior Notes due 2011

On December 2, 2004, Level 3 issued $345 million aggregate principal amount of 5 1/4% Convertible Senior Notes due 2011 (which are referred to as the “2011 Convertible 5 1/4% Notes”) under an indenture between Level 3 and The Bank of New York, as trustee. The 2011 Convertible 5 1/4% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

The 2011 Convertible 5 1/4% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 2011 Convertible 5 1/4% Notes may be converted at the initial rate of 251.004 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $3.984 per share.

Level 3 may redeem the 2011 Convertible 5 1/4% Notes, in whole or in part, at any time after December 15, 2008. If a redemption occurs before December 15, 2010, Level 3 will pay a premium on principal amount of the 2011 Convertible 5 1/4% Notes redeemed. The premium for the 12 month period beginning December 15, 2008 is equal to 102.25%, for the 12 month period beginning December 15, 2009 is equal to 101.50% and for the 12 month period beginning December 15 2010 and thereafter 100.75%.

If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2011 Convertible 5 1/4% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, plus in certain circumstances a “make-whole premium” that is based on a table included in the indenture relating to the 2011 Convertible 5 1/4% Notes and the date on which the change in control becomes effective as well as the price paid per share of our common stock in the change of control transaction.

The indenture also contains a provision relating to the acceleration of the 2011 Convertible 5 1/4% Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately $345 million aggregate principal amount of the 2011 Convertible 5 1/4% Notes was outstanding.

9% Convertible Senior Discount Notes due 2013

On October 24, 2003, Level 3 issued $295 million aggregate principal amount at maturity of 9% Convertible Senior Discount Notes due 2013 (which are referred to as the “9% Convertible Senior Discount Notes”), together with 20 million shares of Level 3 common stock, in exchange for approximately $352 million (book value) of debt and accrued interest outstanding as of that date. The 9% Convertible Senior Discount Notes were issued under an indenture between Level 3 and The Bank of New York and are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

The 9% Convertible Senior Discount Notes were offered at a discount of 29.527% to their aggregate principal amount at maturity. The 9% Convertible Senior Discount Notes accrete at a rate of 9% per year, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. Cash interest will not accrue on the 9% Convertible Senior Discount Notes prior to October 15, 2007; however, Level 3 may elect to commence the accrual of cash interest on all outstanding 9% Convertible Senior Discount Notes on or after October 15, 2004, in which case the outstanding principal amount at maturity of each 9% Convertible Senior Discount Notes will, on the elected commencement date, be reduced to the accreted value of the 9% Convertible Senior Discount Notes as of that date and cash interest shall be payable on April 15 and October 15 thereafter. Commencing October 15, 2007, interest on the 9% Convertible Senior Discount Notes will accrue at the rate of 9% per year and will be payable in cash semiannually in arrears.

The 9% Convertible Senior Discount Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 9% Convertible Senior Discount Notes may be converted at the initial conversion price of $9.99 per share, subject to adjustment in certain circumstances. The total number of shares issuable upon conversion will range from approximately 22 million to 30 million shares depending upon the total accretion prior to conversion.

Level 3 may redeem the 9% Convertible Senior Discount Notes, in whole or in part, at any time on or after October 15, 2008 only if the closing sale price of Level 3’s common stock exceeds a specified percentage of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of that period. The specified percentage is 140% in the 12-month period beginning October 15, 2008 and decreases to 130% and 120% on October 15, 2008 and 2009, respectively, if the initial holders sell greater than 33.33% of the 9% Convertible Senior Discount Notes. The redemption price is payable in cash and is equal to 100% of the accreted value of the 9% Convertible Senior Discount Notes to be redeemed as of the redemption date plus accrued and unpaid interest, to, but excluding, the redemption date.

If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 9% Convertible Senior Discount Notes at a purchase price of 101% of aggregate accreted value of the notes so purchased as of the date designated for payment, plus accrued and unpaid interest, if any, to, but excluding, that date.

The indenture also contains a provision relating to the acceleration of the 9% Convertible Senior Discount Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately $295 million aggregate principal amount at maturity of the 9% Convertible Senior Discount Notes was outstanding.

Euro-Denominated Senior Notes

11 1/4% Senior Notes due 2010

On February 29, 2000, Level 3 issued €300 million aggregate principal amount of 11 1/4% Senior Notes due 2010 (which are referred to as the “11 1/4% Euro Notes”) under an indenture between Level 3 and The Bank of New York, as trustee. The 11 1/4% Euro Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11 1/4% Euro Notes bear interest at a rate of 11 1/4% per annum, payable semiannually in arrears on March 15 and September 15.

Level 3 may redeem the 11 1/4% Euro Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the principal amount of the 11 1/4% Euro Notes redeemed. This premium decreases annually from approximately 5.625% for a redemption during the twelve month period beginning on March 15, 2005 to approximately 1.875% for a redemption during the twelve month period beginning on March 15, 2007.

If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 11 1/4% Euro Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

The indenture relating to the 11 1/4% Euro Notes places certain restrictions on the actions of Level 3 and its restricted subsidiaries that are substantially similar to those contained in the indenture relating to the 9 1/8% Notes. The indenture also contains a provision relating to the acceleration of the 11 1/4% Euro Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately €104 million aggregate principal amount of the 11 1/4% Euro Notes was outstanding.

10 3/4% Senior Notes due 2008

On February 29, 2000, Level 3 issued €500 million aggregate principal amount of 10 3/4% Senior Notes due 2008 (which are referred to as the “10 3/4% Euro Notes”) under an indenture between Level 3 and The Bank of New

York, as trustee. The 10 3/4% Euro Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 10 3/4% Euro Notes bear interest at a rate of 10 3/4% per annum, payable semiannually in arrears on March 15 and September 15.

The 10 3/4% Euro Notes are not redeemable at the option of Level 3 prior to maturity.

If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 10 3/4% Euro Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

The indenture relating to the 10 3/4% Euro Notes places certain restrictions on the actions of Level 3 and its restricted subsidiaries that are substantially similar to those contained in the indenture relating to the 9 1/8% Notes. The indenture also contains a provision relating to the acceleration of the 10 3/4% Euro Notes that is substantially similar to that contained in the indenture relating to the 9 1/8% Notes.

As of March 31, 2005, approximately €50 million aggregate principal amount of the 10 3/4% Euro Notes was outstanding.

Indebtedness of Level 3 Financing, Inc.

10.75% Senior Notes due 2011

On October 1, 2003, Level 3 Financing, Inc., a direct, wholly owned subsidiary of Level 3 which we refer to as “Level 3 Financing”, issued $500 million aggregate principal amount of 10.75% Senior Notes due 2011 (which we refer to as the “10.75% Notes”) under an indenture between Level 3, as guarantor, Level 3 Financing, as Issuer, and The Bank of New York as trustee. The 10.75% Notes are senior unsecured unsubordinated obligations of Level 3 Financing. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of Level 3 Financing. The 10.75% Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 Communications, Inc. and Level 3 Communications, LLC. The 10.75% Notes bear interest at a rate of 10.75% per annum, payable semiannually in arrears on April 15 and October 15.

Level 3 Financing may redeem the 10.75% Notes, in whole or in part, at any time on or after October 15, 2007. If a redemption occurs before October 15, 2009, Level 3 Financing will pay a premium on the principal amount of the 10.75% Notes redeemed. This premium decreases annually from approximately 5.38% for a redemption during the twelve month period beginning on October 15, 2007 to approximately 2.69% for a redemption during the twelve month period beginning on October 15, 2008. In addition, on or prior to October 15, 2006, Level 3 Financing may redeem up to 35% of the 10.75% Notes with the proceeds of certain equity offerings of Level 3 that are contributed to Level 3 Financing at a redemption price equal to 110.750% of the principal amount of the 10.75% Notes so redeemed.

If an event treated as a change of control of Level 3 and/or Level 3 Financing occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 10.75% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

The indenture relating to the 10.75% Notes places certain restrictions on the actions of Level 3 and Level 3 Financing and some of their subsidiaries that are substantially similar to those contained in the indenture relating to the 9 1/8% Notes.

The holders of the 10.75% Notes may force Level 3 Financing to immediately repay the principal on the 10.75% Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

As of March 31, 2005, $500 million aggregate principal amount of the 10.75% Notes was outstanding.

Credit Agreement

As of December 1, 2004, Level 3 Financing, Inc., as borrower, and Level 3 Communications, Inc., as guarantor, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders entered into a Credit Agreement, pursuant to which the lenders extended a $730 million senior secured term loan to Level 3 Financing.

Level 3 Financing’s obligations under the Credit Agreement are, subject to certain exceptions, secured by certain of the assets of (i) Level 3 Communications, Inc.; and (ii) certain of Level 3 Communications, Inc.’s material domestic subsidiaries that are engaged in the telecommunications business, including Level 3 Communications, LLC. Level 3 Communications, Inc. and these subsidiaries also guarantee the obligations of Level 3 Financing under the Credit Agreement.

The principal amount of the senior secured term loan will be payable in full on December 1, 2011. Additional secured term loans or revolving loans may in the future be extended to Level 3 Financing under the Credit Agreement.

The senior secured term loan bears interest at a rate equal to the London Interbank Offered Rate (LIBOR) plus 700 basis points.

The Credit Agreement provides that indebtedness outstanding under the senior secured term loan will be paid with all of the net available cash proceeds with respect to certain asset sales, if these proceeds are not reinvested in Level 3’s business.

The Credit Agreement contains negative covenants restricting and limiting the ability of Level 3 Communications, Inc., Level 3 Financing and any restricted subsidiary to engage in certain activities, including:

•	limitations on indebtedness and the incurrence of liens;

•	restrictions on dividends and distributions on capital stock, and other similar distributions;

•	limitations on transactions restricting the ability of subsidiaries to pay dividends and other similar distributions;

•	restrictions on the issuance and sale of capital stock of subsidiaries;

•	restrictions on sale leaseback transactions, sales of assets and investments, including restrictions on asset transfers by guarantors under the Credit Agreement to subsidiaries of Level 3 Communications, Inc. which are not guarantors;

•	limitations on transactions with affiliates;

•	limitations on designating subsidiaries as unrestricted subsidiaries;

•	limitations on actions with respect to existing intercompany obligations; and

•	in the case of Level 3 Communications, Inc., Level 3 Financing and any guarantor, restrictions on mergers and sales of substantially all assets.

The Credit Agreement does not require Level 3 Communications, Inc. or Level 3 Financing to maintain specific financial ratios. The Credit Agreement does contain certain events of default.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes and of the Common Stock into which Convertible Subordinated Notes and Senior Convertible Notes may be converted. This summary:

•	does not purport to be a complete analysis of all the potential tax considerations that may be relevant to holders in light of their particular circumstances or discuss the effect of any applicable state, local, foreign or other tax laws;

•	is based on the provisions of the Code, Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change at any time, possibly with retroactive effect;

•	deals only with Notes and Common Stock held as “capital assets” within the meaning of Section 1221 of the Code;

•	does not address tax considerations applicable to investors that may be subject to special rules, such as partnerships and other pass-through entities, banks, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons that will hold the Notes or Common Stock as a position in a hedging transaction, “straddle” or conversion transaction for tax purposes or persons deemed to sell the Notes or Common Stock under the constructive sale provisions of the Code; and

If an entity that is classified as a partnership for federal income tax purposes holds Notes or Commons Stock, the tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Partnerships and other entities that are classified as partnerships for federal income tax purposes and persons holding Notes or Common Stock through a partnership or other entity classified as a partnership for federal income tax purposes are urged to consult their tax advisors.

Level 3 has not sought, nor will seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or Common Stock or that any such position would not be sustained.

Investors considering the purchase of Notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

As used herein, the term “United States Holder” means a beneficial owner of a Note or Common Stock that is, for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income tax regardless of its source;

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States person; or

•	a person whose worldwide income or gain is otherwise subject to United States federal income tax on a net income basis.

Interest

A United States Holder generally will include interest on a Note, other than a 10.5% Senior Discount Note due 2008, as ordinary income at the time such interest is received or accrued, in accordance with such holder’s regular method of accounting for United States federal income tax purposes.

Since the 10.5% Notes were issued at a substantial discount from their stated principal amount, such notes will be treated as issued with original issue discount for U.S. federal income tax purposes. Original issue discount is the excess of: (1) a note’s stated redemption price at maturity over (2) its issue price. The stated redemption price at maturity of a note is the sum of the principal amount payable at maturity and all stated interest payments provided by the note. The original issue price of the 10.5% Notes is the first price at which a substantial amount of such notes has been sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers.

A United States Holder of a 10.5% Note is required to include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of cash payments attributable to that income, regardless of the U.S. holder’s regular method of tax accounting. A U.S. holder will not be required to report separately as taxable income actual payments of stated interest relating to a 10.5% Note. In general, the amount of original issue discount included in income by a U.S. holder of such note is the sum of the daily portions of original issue discount for each day during the taxable year, or portion thereof, on which the U.S. holder held the 10.5% Note. The daily portion is determined by allocating the original issue discount for an accrual period equally to each day in that accrual period.

The amount of original issue discount attributable to each accrual period is generally equal to the product of the 10.5% Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity, that is, the discount rate that, when applied to all payments under the 10.5% Note, results in a present value equal to the issue price. The adjusted issue price of a 10.5% Note at the beginning of any accrual period is the issue price of the note, plus the amount of original issue discount allocable to all prior accrual periods, minus the amount of any prior payments in respect of the note, including payments of stated interest.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange or redemption of a Note, a United States Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income) and (2) such United States Holder’s adjusted tax basis in the Note.

The deductibility of capital losses is subject to limitations. Except to the extent that gain is recharacterized as ordinary income pursuant to the rules discussed below any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the Notes were held for more than one year. Long-term capital gain of a non-corporate United States Holder is eligible for a reduced rate of tax. A United States Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such United States Holder (1) increased by any original issued discount or market discount previously included in income by such United States Holder with respect to the Note, (2) decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium previously taken by the United States Holder with respect to the Note, and (3) plus the amount, if any, included in income on an adjustment to the conversion rate of the Convertible Subordinated Notes or Convertible Senior Notes, as described in “—Adjustments to Conversion Rate” below.

Market Discount

A United States Holder who purchases a Note for an amount that is less than its stated redemption price at maturity or, in the case of a 10.5% Note, its adjusted issue price as of the purchase date, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

Under the market discount rules, a United States Holder will be required to treat any principal payment on, or gain realized on disposition of, a Note as ordinary income to the extent of the lesser of (1) the amount of such payment or gain or (2) the market discount which has accrued on such Note at the time of such disposition and has not previously been included in income. A United States Holder may be required to defer the deduction for the excess of (1) the interest expense on any indebtedness incurred or maintained to purchase or carry a Note with market discount over (2) interest income (including original issue discount) from that Note to the extent of market discount accruing during the taxable year. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note unless the United States Holder elects to accrue market discount using a constant-yield method.

A United States Holder may elect to include market discount in income (generally as interest) currently as it accrues, in which case the rules relating to the recharacterization of disposition gains and deferral of interest deductions will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Acquisition Premium

A United States Holder who purchases a 10.5% Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on such note after the purchase date will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount that such United States Holder must include in its gross income with respect to such note for any taxable year (or portion thereof in which the U.S. Holder holds the note) will be reduced by the portion of the acquisition premium allocable to the period. Acquisition premium will be allocated proportionately to the inclusions of the original issue discount unless the United States Holder elects to allocate it using a constant-yield method.

Amortizable Bond Premium

If a United States Holder purchases a Note for an amount that (as reduced, in the case of a Convertible Subordinated Notes or Convertible Senior Notes by the value of the right to convert such note into Common Stock) is greater than the sum of all amounts payable on the Note after the purchase date, other than qualified stated interest payments, such United States Holder will be considered to have purchased the Note with “amortizable bond premium.” A United States Holder may elect to amortize such premium using a constant-yield method over the remaining term of the Note and may offset interest required to be included in respect of the Note by the amortized amount of such premium. Any election to amortize bond premium applies to all taxable debt instruments held by the United States Holder on or after the beginning of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Adjustments to Conversion Rate

The conversion rates of the Convertible Subordinated Notes and Convertible Senior Notes are subject to adjustment under certain circumstances, as described above. Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of such notes as having received a deemed distribution, resulting in dividend treatment (as described below) to the extent of Level 3’s current or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of such notes in the fully diluted Common Stock (particularly an adjustment to reflect a taxable dividend to holders of Common Stock), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of such notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding Common Stock in the assets or earnings and profits of Level 3, then such increase may be treated as a deemed distribution on Common Stock of such other holders, taxable as described below under “—Distributions on Common Stock”.

Conversion of the Notes

A United States Holder generally will not recognize any gain or loss upon conversion of a Convertible Subordinated Note or Convertible Senior Note into Common Stock except with respect to cash received in lieu of a fractional share of Common Stock. A United States Holder’s tax basis in the Common Stock received on conversion of such note will be the same as such United States Holder’s adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the Common Stock received on conversion will generally include the holding period of the note converted. However, to the extent that any Common Stock received upon conversion is considered attributable to accrued interest not previously included in income by the United States Holder, it will be taxable as ordinary income. A United States Holder’s tax basis in shares of Common Stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

Cash received in lieu of a fractional share of Common Stock upon conversion will be treated as a payment in exchange for the fractional share of Common Stock. Accordingly, the receipt of cash in lieu of a fractional share of Common Stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the United States Holder’s adjusted tax basis in the fractional share, and will be taxable as described below under “—Sale or Exchange of Common Stock.” The holder’s tax basis in the fractional share of Common Stock will be a proportionate part of the holder’s adjusted tax basis in the Common Stock received upon conversion, as described above.

Distributions on Common Stock

Distributions, if any, paid or deemed paid on the Common Stock (or deemed distributions on the Convertible Subordinated Notes or Convertible Senior Notes as described above under “—Adjustments to Conversion Rate”) generally will be treated as dividends and includable in the income of a United States Holder as ordinary income to the extent of the Level 3’s current or accumulated earnings and profits as determined for United States federal income tax purposes. Dividends paid to United States Holders that are individuals are currently taxed at the rates applicable to long-term capital gains if the holder meets certain holding period and other requirements. Dividends paid to United States Holders that are United States corporations may qualify for the dividends received deduction if the holder meets certain holding period and other requirements. Distributions on shares of Common Stock that exceed the current and accumulated earnings and profits of Level 3 will be treated first as a non-taxable return of capital, reducing the holder’s basis in the shares of Common Stock. Any such distributions in excess of the holder’s basis in the shares of Common Stock generally will be treated as capital gain from a sale or exchange of such stock.

Sale or Exchange of Common Stock

Upon the sale or exchange of Common Stock, a United States Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such United States Holder’s adjusted tax basis in the Common Stock. The holder’s adjusted tax basis in the Common Stock received upon conversion will be determined in the manner described above.

The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the Common Stock was held for more than one year. Long-term capital gain of a non-corporate United States Holder is eligible for a reduced rate of tax.

Foreign Holders

A “Foreign Holder” is any beneficial owner of the Notes or Common Stock (other than a partnership) that is not a United States Holder.

Payments of interest (including original issue discount) on a Note to a Foreign Holder generally will not be subject to United States federal withholding tax provided that:

(1) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Level 3 entitled to vote (treating, for such purpose, any convertible notes of Level 3 held by a Foreign Holder as having been converted into Common Stock of Level 3);

(2) the Foreign Holder is not a controlled foreign corporation that is related to Level 3 through stock ownership; and

(3) either (A) the Foreign Holder of the Note, under penalties of perjury, provides Level 3 or its agent with its name and address and certifies that it is not a United States person or (B) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) certifies to Level 3 or its agent, under penalties of perjury, that such a statement has been received from the Foreign Holder by it or another financial institution and furnishes to Level 3 or its agent a copy thereof.

For purposes of this summary, we refer to this exemption of interest from United States federal withholding tax as the “Portfolio Interest Exemption.” The certification described in clause (3) above may also be provided by a qualified intermediary on behalf of one or more Foreign Holders or other intermediaries, provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met. The gross amount of payments to a Foreign Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business of that Foreign Holder will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to eliminate or reduce such withholding.

A Foreign Holder generally will be subject to tax in the same manner as a United States Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such payment is attributable to an office or other fixed place of business maintained in the United States by such Foreign Holder. Such effectively connected income received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional “branch profits” tax at a 30% rate or, if applicable, a lower treaty rate.

Foreign Holders should consult their own tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a United States trade or business, the Foreign Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

Sale, Exchange or Redemption of the Notes

A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of the Notes unless:

(1) the Foreign Holder is an individual who was present in the United States for 183 days or more during the taxable year, and certain other conditions are met; or

(2) the gain is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to an office or other fixed place of business maintained in the United States by such Foreign Holder.

Effectively connected gain generally will be taxed to a Foreign Holder in the same manner as to a United States Holder, and if received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional “branch profits” tax at a 30% rate or, if applicable, a lower treaty rate.

With respect to a Convertible Subordinated Note and Convertible Senior Note, a Foreign Holder may also be subject to United States taxation as effectively connected income on gain realized on the sale, exchange or redemption of such note if (a) Level 3 is or has been a United States real property holding corporation (referred to as a “USRPHC”) for United States federal income tax purposes at any time during the shorter of the five-year period preceding the date of the disposition or the Foreign Holder’s holding period, and (b)(i) if such note is not regularly traded on an established securities market, the value of such notes owned by the holder on the date of their acquisition is more than 5% of the total value of our Common Stock on that date or (ii) if the note is so traded, the holder owned more than 5% of the total value of such notes during the five-year period preceding the date of disposition, provided that for federal income tax purposes our Common Stock is considered to be regularly traded on an established securities market (in which case the gain will be treated as effectively connected income as described above).

Additionally, in the case of (b)(ii), it is possible that a Foreign Holder that initially owns 5% or less of the total value of Convertible Subordinated Notes or Convertible Senior Notes may subsequently be considered to own more than 5% of such value due to the conversion of the notes into Common Stock by other holders.

We may be, or may become, a USRPHC. In general, Level 3 will be treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the total fair market value of its United States and non-United States real property and its other assets used or held for use in a trade or business.

Regardless of whether a disposition of a Convertible Subordinated Note or Convertible Senior Note is taxable to the seller pursuant to the rules regarding USRPHCs, the withholding requirements of Section 1445 of the Code generally will not be applicable to a purchaser of such notes or a financial intermediary involved in any such transaction (except if such non-traded notes are purchased in an amount described above in (b)(i)) provided that our Common Stock is considered to be regularly traded on an established securities market under applicable Treasury Regulations.

Conversion of the Notes

In general, no United States federal income tax or withholding tax will be imposed upon the conversion of a Convertible Subordinated Note and Convertible Senior Note, into Common Stock by a Foreign Holder except (1) to the extent the Common Stock is considered attributable to accrued interest not previously included in income, which may be taxable under the rules set forth in “Interest,” (2) with respect to the receipt of cash by Foreign Holders upon conversion of such note where any of the conditions described in (1) or (2) above under “—Sale, Exchange or Redemption of the Notes” is satisfied.

Sale or Exchange of Common Stock

A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Common Stock unless either of the conditions described in (1) or (2) above under “—Sale, Exchange or Redemption of the Notes” are satisfied or Level 3 is or has been a USRPHC at any time within the shorter of the five-year period preceding such disposition or such Foreign Holder’s holding period and our stock is not considered to be regularly traded at the time of the sale or exchange.

If Level 3 is, or becomes, a USRPHC, so long as the class of stock disposed of is regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code, only a Foreign Holder of such class who holds or held actually or constructively, at any time during the shorter of the five-year period preceding the date of disposition or the Foreign Holder’s holding period, more than 5% of such class of stock will be subject to United States federal income tax on the disposition of such stock. The Common Stock is currently regularly traded on an established securities market. For purposes of the ownership test described above, a Foreign Holder of Convertible Subordinated Notes and Convertible Senior Notes will be considered as constructively owning the

Common Stock into which such notes are convertible. Regardless of whether a disposition of Common Stock is taxable to the seller pursuant to the rules regarding USRPHCs, the withholding requirements of Section 1445 of the Code generally will not be applicable to a purchaser of the Common Stock or a financial intermediary involved in any such transaction if our stock is regularly traded.

Distributions on Common Stock

Dividends, if any, paid or deemed paid on the Common Stock (or deemed dividends on the Convertible Subordinated Notes or Convertible Senior Notes as described above under “—Adjustments to Conversion Rate”) to a Foreign Holder, excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Foreign Holder, will be subject to United States federal withholding tax at a 30% rate, or lower rate provided under any applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Foreign Holder will be subject to tax in the same manner as a United States Holder on dividends paid or deemed paid that are effectively connected with the conduct of a trade or business in the United States by the Foreign Holder. If such Foreign Holder is a foreign corporation, it may in certain circumstances also be subject to a United States “branch profits” tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to United States withholding tax if the Foreign Holder delivers IRS Form W-8ECI to the payer.

A Foreign Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification requirements. In addition, in the case of Common Stock held by a foreign partnership, or other fiscally transparent entity, the certification requirement would generally be applied to the partners of the partnership and the partnership would be required to provide certain information. The Treasury Regulations also provide look-through rules for tiered partnerships.

Contingent Payments

In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest and principal payable on the Convertible Senior Notes. Our obligation to make such payments may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments (referred to as “CPDIs”). We intend to take the position that the Convertible Senior Notes should not be treated as CPDIs because of these payments. Assuming such position is respected, a holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and such notes were treated as CPDIs because of such payments, holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. Purchasers of the Convertible Senior Notes are urged to consult their tax advisors regarding the possible application of the CPDI rules to the notes.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal, premium, if any, and interest on a Note, dividends on Common Stock and payments of the proceeds of the sale of a Note or Common Stock by a holder. A United States Holder will not be subject to backup withholding tax if such United States Holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

In addition, a Foreign Holder may be subject to United States backup withholding tax on these payments unless such Foreign Holder complies with certification procedures to establish that such Foreign Holder is not a United States person. The certification procedures required by a Foreign Holder to claim the exemption from withholding tax on interest (described above in “Foreign Holders—Interest”) will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

Backup withholding tax is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of United States federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is furnished.

The preceding discussion of certain United States federal income tax considerations is for general information only and is not tax advice. Accordingly, holders of the Notes and Common Stock should consult their own tax advisors as to particular tax consequences to them of purchasing, holding and disposing of the Notes and the Common Stock, including the applicability and effect of any state, local, foreign, or other tax laws, and of any proposed changes in applicable law.

SELLING SECURITYHOLDER

Southeastern Asset Management, Inc. (“Southeastern”), on behalf of its customers and institutional clients, may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.

The following table sets forth information with respect to Southeastern and the securities that may be offered under this prospectus. The information is based on information provided by or on behalf of Southeastern. Southeastern may offer all, some or none of the securities or common stock into which certain of the securities are convertible, if and when converted. Because Southeastern may offer all or some portion of the securities, no estimate can be given as to the amount of securities that will be held by Southeastern upon termination of any sales. In addition, since the date on which the information regarding its ownership of securities was furnished, Southeastern may have sold, transferred or otherwise disposed of all or a portion of its securities in transactions exempt from the registration requirements of the Securities Act. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of certain of the Notes, is subject to adjustment under certain circumstances. Likewise, the shares of common stock may increase or decrease in connection with stock splits or reverse stock splits. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease, and the number of shares of common stock may increase or decrease.

Southeastern serves as the discretionary investment advisor for customers and institutional clients whose accounts have been credited with the securities that may be offered and sold pursuant to this prospectus. As a discretionary investment advisor, Southeastern has investment power over these securities and therefore Southeastern is also deemed a beneficial owner of these securities. In making any sales of securities under this prospectus, Southeastern would be acting on behalf of such accounts. Southeastern is located at 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

Series of Securities	Beneficially Owned and Offered Hereby		Percentage of Class Outstanding
9.125% Notes	$286,280,000		30.0%
11% Notes	$ 11,100,000		8.4%
10.5% Notes	$ 24,130,000		16.8%
2009 Convertible Subordinated Notes	$124,594,000		34.4%
2010 Convertible Subordinated Notes	$ 56,610,000		11.0%
Convertible Senior Notes	$400,000,000		45.5%
Common Stock	274,242,404	(1)	34.0	%(1)(2)

(1)	Represents 160,800,189 shares of our common stock beneficially owned by Southeastern plus 113,442,215 shares of our common stock issuable upon conversion of the 2009 Convertible Subordinated Notes, the 2010 Convertible Subordinated Notes and the Convertible Senior Notes offered under this prospectus as of May 3, 2005. However, the Convertible Senior Notes, which are convertible into 111,111,111 shares of our common stock, generally may be converted only beginning on January 1, 2007. See “Description of Convertible Senior Notes—Conversion Rights.” These 111,111,111 shares issuable upon conversion of the Convertible Senior Notes are being registered pursuant to the registration statement of which this prospectus is a part, but as of the date of this prospectus are not deemed “beneficially owned” by Southeastern, as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, because such Convertible Senior Notes are not convertible into shares of our common stock within 60 days of the date of this prospectus.

(2)	Percentage ownership is based upon 694,333,093 shares of our common stock outstanding as of May 3, 2005 plus 113,442,215 shares issuable upon conversion of the 2009 Convertible Subordinated Notes, the 2010 Convertible Subordinated Notes and the Convertible Senior Notes as of May 3, 2005. As described above in footnote (1), the 111,111,111 shares issuable upon conversion of the Convertible Senior Notes are not, as of the date of this prospectus, deemed “beneficially owned” by Southeastern.

Pursuant to that certain Stock Purchase Agreement, dated as of February 18, 2005, by and among Level 3 and Southeastern and the other investors named therein (the “Stock Purchase Agreement”), we agreed to register the resale of Southeastern’s holdings of Level 3 securities listed in the table above under applicable federal securities laws. We will pay substantially all of the expenses incurred by Southeastern incident to the registration of these securities. Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the Stock Purchase Agreement. If any such exception applies, we may prohibit offers and sales of the Notes and shares of Common Stock pursuant to the registration statement to which this prospectus relates.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to Southeastern. Southeastern has agreed in the Stock Purchase Agreement not to trade pursuant to this prospectus any of the securities registered hereby from the time it receives notice from us of this type of event until it receives a prospectus supplement or amendment. To the extent permitted by applicable law, Southeastern may trade the Notes and/or shares of Common Stock under Rule 144 or Rule 144A of the Securities Act or in transactions exempt from the registration requirements of the Securities Act. This time period will not exceed 45 days in any twelve-month period, and no more than one such suspension notice may be delivered in any twelve-month period.

In addition, the Stock Purchase Agreement also contains a standstill provision pursuant to which Southeastern has agreed that until April 4, 2010, as long as Southeastern beneficially owns 20% or more of our outstanding voting stock, it will not, without the consent of the majority of our entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of our assets or the assets of any of our subsidiaries, (2) purchase any voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a “change of control” of Level 3.

A copy of the Stock Purchase Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

The selling securityholder and its successors, including their transferees, pledgees or donees or their successors, may from time to time sell the securities hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options.

The aggregate proceeds to the selling securityholder from the sale of the securities registered hereby by them will be the purchase price of the securities less discounts and commissions, if any. The selling securityholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the Nasdaq National Market. We do not intend to list the Notes for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the Notes. See “Risk Factors—The public market for the Notes is limited, which could affect their market price or your ability to sell them.”

In order to comply with the securities laws of some states, if applicable, the securities registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholder and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling securityholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling securityholder may determine not to sell any, or to sell less than all of, the securities described in this prospectus. In addition, the selling securityholder may, to the extent permitted by applicable law, sell, transfer, devise or gift these securities by other means not described in this prospectus. In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.

To the extent required, the specific securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the Stock Purchase Agreement, we agreed to register the resale of Southeastern’s holdings of Level 3 securities under applicable federal and state securities laws. See “Selling Securityholder” in this prospectus. In addition, the Stock Purchase Agreement also contains a standstill provision pursuant to which Southeastern has agreed that until April 4, 2010, as long as Southeastern beneficially owns 20% or more of our outstanding voting stock, it will not, without the consent of the majority of our entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of our assets or the assets of any of our subsidiaries, (2) purchase any voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a “change of control” of Level 3.

In connection with sales of the common stock or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging positions they assume. The selling securityholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

VALIDITY OF SECURITIES

The validity of the securities offered under this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 financial statements refers to a change in accounting for goodwill and other intangible assets in 2002 and for asset retirement obligations in 2003.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference some of the reports, proxy and information statements and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. The information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K filed on January 13, 2005, February 22, 2005, February 24, 2005, February 25, 2005, April 8, 2005, May 13, 2005 and May 18, 2005; and

•	The description of our common stock contained in our Registration Statements on Form 8-A/A (SEC File No. 000-15658) filed on April 1, 1998, including any amendments or reports filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 (720-888-1000). Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. We are paying all of the selling securityholder’s expenses related to this offering, except that the selling securityholder will pay any applicable broker’s commissions and expenses. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$136,913
Transfer Agent’s, Trustee’s and Depositary’s fees and expenses	6,000
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Printing and engraving fees and expenses	50,000

Total	$317,913

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the “Certificate”) of Level 3 Communications, Inc. (the “Company”) and the Company’s By-Laws (the “By-Laws”) provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The By-Laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 16.	Exhibits.

3.1	Restated Certificate of Incorporation dated March 31, 1998 (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A filed on April 1, 1998).

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed on June 3, 1999).

3.3	Specimen Stock Certificate of Common Stock, par value $.01 per share (incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A filed on April 1, 1998).

3.4	Amended and Restated By-laws as of November 6, 2003 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on November 7, 2003).

3.5	Form of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 1.3 to the Registrant’s Current Report on Form 8-K filed on July 9, 2002).

4.1	Securities Purchase Agreement, dated as of February 18, 2005, by and among Level 3 Communications, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on February 24, 2005).

4.2	Indenture, dated as of April 28, 1998, between the Registrant and IBJ Schroder Bank & Trust Company as Trustee relating to the Registrant’s 9 1/8% Senior Notes due 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-56399) filed on June 9, 1998).

4.3	Indenture, dated as of December 2, 1998, between the Registrant and IBJ Schroder Bank & Trust Company as Trustee relating to the Registrant’s 10 1/2% Senior Discount Notes due 2008 (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-71687) filed on April 14, 1999).

4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to Amendment 1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-68887) filed with the Securities and Exchange Commission on February 3, 1999).

4.5	First Supplemental Indenture, dated as of September 20,1999, between the Registrant and IBJ Whitehall Bank & Trust Company as Trustee relating to the Registrant’s 6% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 1999).

4.6	Second Supplemental Indenture, dated as of February 29, 2000, between the Registrant and The Bank of New York as Trustee relating to the Registrant’s 6% Convertible Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 29, 2000).

4.7	Indenture, dated as of February 29, 2000, between the Registrant and The Bank of New York as Trustee relating to the Registrant’s 11% Senior Notes due 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-37362) filed on May 18, 2000).

4.8	Amended and Restated Indenture dated as of July 8, 2003, by and between the Company and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee (amends and restates the Senior Debt Indenture, a Form of which was filed as an Exhibit to the Company’s Registration Statement on Form S-3-File No. 333-68887) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 8, 2003).

4.9	Second Supplemental Indenture dated as of April 4, 2005, by and between the Company and the Bank of New York, as trustee. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 8, 2005).

5.1*	Opinion of Willkie Farr & Gallagher LLP.

12.1	Statement re: Computation of Ratios

23.1	Consent of KPMG LLP.

23.2*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Form of T-1 Statement of Eligibility of the Trustee relating to the 9.125% Senior Notes due 2008.

25.2	Form of T-1 Statement of Eligibility of the Trustee relating to the 11% Senior Notes due 2008.

25.3	Form of T-1 Statement of Eligibility of the Trustee relating to the 10.5% Senior Discount Notes due 2008.

25.4	Form of T-1 Statement of Eligibility of the Trustee relating to the 6% Convertible Subordinated Notes due 2009.

25.5	Form of T-1 Statement of Eligibility of the Trustee relating to the 6% Convertible Subordinated Notes due 2010.

25.6	Form of T-1 Statement of Eligibility of the Trustee relating to the 10% Convertible Senior Notes due 2011.

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on May 18, 2005.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ James Q. Crowe
Name:	James Q. Crowe
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas C. Stortz and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Walter Scott, Jr. Walter Scott, Jr.	Chairman of the Board	May 18, 2005

/s/ James Q. Crowe James Q. Crowe	Chief Executive Officer and Director	May 18, 2005

/s/ Sunit S. Patel Sunit S. Patel	Group Vice President and Chief Financial Officer	May 18, 2005

/s/ Eric J. Mortensen Eric J. Mortensen	Sr. Vice President and Controller (Principal Accounting Officer)	May 18, 2005

/s/ James O. Ellis, Jr. James O. Ellis, Jr.	Director	May 18, 2005

/s/ Richard R. Jaros Richard R. Jaros	Director	May 18, 2005

/s/ Robert E. Julian Robert E. Julian	Director	May 18, 2005

Name	Title	Date

/s/ Arum Netravali Arun Netravali	Director	May 18, 2005

/s/ John T. Reed John T. Reed	Director	May 18, 2005

/s/ Michael B. Yanney Michael B. Yanney	Director	May 18, 2005

/s/ Albert C. Yates Albert C. Yates	Director	May 18, 2005